As filed with the Securities and Exchange Commission             on Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN LASER HEALTHCARE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	3845	45-4985655
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

1 Technology Drive, Suite I-807

Irvine, California 92618

(949) 873-8899

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Tony K. Chow

1 Technology Drive, Suite I-807

Irvine, California 92618

(949) 873-8899

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

       of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  X  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

☐

Accelerated filed

☐

Non-accelerated filed

☐

Smaller reporting company

[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

    Proposed                    Proposed

               Amount                 Maximum

           Maximum

                   Amount of

Title of Each Class of                       to be

    Offering Price            Aggregate

                  Registration

Securities to be Registered

               Registered

    Per Unit (1)

           Offering Price

      Fee

------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock held by

Selling Shareholders

3,705,500 shares

$1.00

$3,705,500

$506

(1)

There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 3,705,500 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

       Subject to Completion, Dated June 28, 2013

AMERICAN LASER HEALTHCARE CORPORATION

3,705,500  shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 3,705,500 shares of common stock (the “Shares”) of American Laser Healthcare Corporation (the “Company”), $0.0002 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.  The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 3,705,500.  Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

  Assumed Price

  To Public

Per Common Stock

    Share Offered

$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

American Laser Healthcare Corporation

1 Technology Drive, Suite I-807

Irvine, California 92618

(949) 873-8899

Prospectus dated June 28, 2013

TABLE OF CONTENTS

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

6

Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Selling Shareholders Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

13

The Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

15

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

24

Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

27

Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . .

28

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

32

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

34

Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

35

Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

36

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

36

Shares Eligible for Future Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

41

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

41

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

41

Disclosure of Commission Position of Indemnification for Securities Act Liabilities . . . . . . . . . . . . . . . . . . .

42

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

43

_________________

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company that intends to improve health and wellness by providing access to innovative diagnostics and treatment for patients with pain and other medical conditions. The Company plans to implement its business by managing a profitable medical device product development business coupled with a healthcare service business that provides a protocol and pathway for the adoption and implementation of Low Level Light Therapy (LLLT).  The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Amberwood Acquisition Corporation (“Amberwood”).

In March 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.  Prior to that, on February 23, 2012, the shareholders of the Company and the board of directors unanimously approved the change of the Company's name (Amberwood) to BioLaser Technology Inc.  Subsequently, the name of the Company was changed from BioLaser Technology Inc. to American Laser Healthcare Corporation in March 2012.

In 2012, the Company acquired certain assets of Macbeam, Inc., a private LLLT company which has an FDA cleared device, the MB Bioenergy Light Therapy System (MB-System), with insurance reimbursement codes.  In connection with this acquisition, the Company secured the exclusive assignment to the Company of the U.S.-approved patent for the device and the methodology owned by Bia Mac and Theresa Quach.

The Company possesses the exclusive rights to the patented methodology, the MB Bioenergy Light Therapy System.  The patented device also has US FDA clearance through Amest Corporation who owns the FDA clearance with 510k registration K030275.  LLLT has associated insurance reimbursement codes to allow payment for treatment.

The Company is located at 1 Technology Drive, Suite I-807, Irvine, California 92618.  The Company’s main phone number is (949) 873-8899.

Business

The Company is a developmental-stage company designed to create and manage a medical device product development business coupled with a healthcare service business for the adoption and implementation of Low Level Light Therapy (LLLT).  The Company has limited revenue producing operations to date.  The Company intends to develop numerous projects as opportunities become available.  The Company purchased certain assets of an LLLT company and has begun developing and marketing such LLLT medical devices.

The Company believes that fields of innovative diagnostics and treatment choices for patients suffering from pain and other common medical conditions are rapidly changing and developing with new devices and techniques continuously introduced. The Company believes that it can assist in improving health and wellness by providing access to some of these innovative diagnostics and treatments by creating and managing a profitable medical device product development business coupled with a healthcare service business focusing on providing a pathway for the adoption and implementation of Low Level Light Therapy.

The Company plans to develop and market its innovative LLLT medical devices and therapy modalities, designed initially for patients with pain and sports injuries but eventually across a number of common medical conditions. The Company’s management believes that the cost of the system and its ease of use are superior to existing competing products of electro-stimulation, thermal therapy and physical manipulation as the highly effective system is ‘set and forget’, very safe, and requires minimal training to operate.  The Company is the owner of the patented the MB System, one of the few LLLT medical devices that possess an FDA clearance and insurance reimbursement codes to allow billing for therapy.

The Company will initially focus on nursing homes that currently bill for pain management services. The Company will also market into the in home healthcare providers where reimbursement for pain management is accepted.  The Company also plans to develop a product roadmap that will sequence the many different treatment protocols of the MB Bioenergy Light Therapy System.

Ultimately, the Company intends to develop multiple product offerings that are additional to its current offering, and will allow opportunities to multiply the Company’s revenue opportunities at a rate limited only by the Company’s ability to obtain additional FDA clearances

With a “letter to file allowing commercialization with clarification to use statement” (issued internally by the Company, as in accordance with applicable FDA guidelines), the MB Bioenergy Light Therapy System is also considered safe and effective for treating surface wounds, in addition to pain management.  Nursing homes are monitored for pressure wound occurrence and appear well-suited to adopt this technology.  The Company expects that this could create additional sales opportunities.

Risks and Uncertainties facing the Company

As a development stage company, the Company has very limited operating history and is expected to experience losses in the near term.  The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company must build and market its initial development and marketing plans in order to execute the business plan of the Company.

One of the biggest challenges facing the Company will be in securing revenue opportunities for the Company.  In addition, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended customers of the Company’s product.  The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.  Moreover, while the Company maintains a patent and intellectual property protection, competing technology and products could develop and the Company may also be forced to prosecute and/or defend patent and other intellectual property lawsuits.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted very limited advertising and marketing to reach potential customers.  In addition, the Company has raised certain private capital; however, more capital is likely to be needed in order to develop the Company’s business and operations.  If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibits steady success amongst the potential customer base, neither of which is currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such  application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 3,705,500.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 3,705,500 Shares (the “Selling Shareholder Shares”).  The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering

9,238,500

Common stock for sale by selling shareholders

3,705,500

Common stock outstanding after the offering

9,238,500

Offering Price

$1.00 per share

Proceeds to the Company

$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from September 21, 2011 (inception) to December 2011, the nine months ended September 30, 2012, and the cumulative period of operations and cash flows contained from September 21, 2011 (inception) through September 30, 2012, and the balance sheets as of December 31, 2011 and September 30, 2012, are derived from American Laser Healthcare Corporation’s, formerly known as Amberwood Acquisition Corporation, (a development stage company) audited financial statements and related notes thereto included elsewhere in this prospectus.  The statement of operations data for the six months ended March 31, 2013, and the balance sheet at March 31, 2013, provided below are derived from the unaudited financial statements of American Laser Healthcare Corporation (a development stage company) and related notes thereto included elsewhere in this prospectus.

Six months ended

Nine months ended

September 21, 2011 (inception)

March 31, 2013

September 30, 2012

through December 31, 2011

(unaudited)

Statement of operations data

Revenue

$0

$0

$0

Net income (loss)

$(365,527)

$(78,858)

$(1,343)

At March 31, 2013

At September 30, 2012

At December 31, 2011

(unaudited)

Balance sheet data

Cash

$5,161

$71,824

$2,000

Other assets

$101,582

$66,250

$0

Total assets

$106,743

$138,074

$2,000

Total liabilities

$300,577

$199,882

$400

Total members’ (deficit)

$(193,834)

$(61,808)

$1,600

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has limited revenues to date.

The Company has generated limited revenues to date.  To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, working with its professional advisors and consultants, and seeking additional capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has not sold any services or products to date.

Since inception, the Company has heretofore not sold a single service or product.

No assurance of market acceptance.

Even if the Company can successfully develop and market its product and business strategy, there can be no assurance that MB Bioenergy Light Therapy System or any other product will ultimately have any competitive advantages.  Also, there is no assurance that the market reception will be positive for the MB Bioenergy Light Therapy System or any other product launched by the Company.

The Company is a development-stage company with only a brief operating history of its own and as such any prospective investor cannot adequately assess the Company’s profitability or performance.

Because the Company is a development-stage company with a very limited operating history, it is impossible for an investor to adequately assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934.  However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope.  These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to maintain its director and officer liability insurance. If the Company is unable to maintain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage company and has little experience in building its business and operations.

The Company is a development-stage company and as such has little experience in building or growing a medical diagnostics and treatment business or tailoring products to the needs and demands of patients with pain and other common medical conditions.  Similarly, the Company has little experience in developing and marketing its Low Level Light Therapy solution and its current and potential future products.  While the Company is already a reporting company, the Company does not have experience in managing a public company.

Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.  In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful development and commercialization of the Company’s products and solutions, in difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.   This need exposes the Company to the risks associated with its business relying on the continued cooperation, financial strength and success of these third parties.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations to date.  The Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully develop, market and commercialize its products and business plan – a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to develop, market and commercialize its LLLT technology.  If the Company is unable to develop, market and/or commercialize LLLT technology and products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company’s officers and directors beneficially own, and will continue to own after the offering, a majority of the Company’s common stock and, as a result, can exercise substantial control over stockholder and corporate actions.

The officers and directors of the Company currently and beneficially own approximately 66% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 61% of the Company's then outstanding common stock upon closing of the offering.  As such, officers and directors of the Company will be able to control most matters requiring approval by stockholders, including the election of directors, corporate policies and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and commercialize LLLT products and technology, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board.. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such  application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors may not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors may not receive any return on their investment prior to selling their Shares in the Company, and then only if and when a market for such Shares actually develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the Shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.  The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from numerous sources, including companies that already serve its industries.

The Company may face competition from other companies that offer similar solutions.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses.  These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences.  These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners.  In particular, the market related to manufacturing and sale of medical equipment and services is highly competitive and possesses significant barriers to entrance. Successful competitors of the Company will almost certainly be better-capitalized with greater available sources of financing, more extensive intellectual property rights and valuable goodwill already in place.

The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition.  However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

There are other similar products currently in existence within the marketplace.

Other similar products using low level laser technology exist in the marketplace and have already gained approval from the FDA. Companies with similar products and services include at least the following entities: Multi Radiance Medical, Inc; Erchonia Medical, Inc.; Laser Therapeutics, Inc.; Theralase, Inc., and THOR Photomedicine LTD.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company and its anticipated solutions. The Company has conducted no marketing studies regarding whether MB Bioenergy Light Therapy System would actually be marketable.  No assurances can be given that upon marketing, sufficient customer markets and business segments at the Company can be developed in order to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time.  Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0002 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does maintain certain insurance; however, there is no guarantee that such insurance is adequate.

The Company has limited capital and, therefore, has a limited policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  There is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has an exclusive patent license and considers intellectual property and trade secret protection to be an important part of its business and operations.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.  Moreover, there is no guarantee that the Company’s patent or other intellectual property cover the entire scope of the Company’s current, anticipated, or future products, business or operations.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers.  The needs of customers are subject to constant change.  Although the Company intends to continue to develop and improve its MB Bioenergy Light Therapy System and related products to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of the Company.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently, there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company.  Such an offering may be conducted in parallel with or immediately following this offering.  Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 3,705,500 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.  At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the current nature and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).  The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.  The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 3,705,500 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0002, of which 9,238,500 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0002, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

In April 2013, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a one (1) for ten (10) basis, such that each ten (10) shares of common stock outstanding held by a stockholder were converted into only one (1) share of common stock outstanding.  All outstanding shares of common stock were so converted in April 2013 when such amendment was filed in the State of Delaware.  The action was duly approved by the board of directors and shareholders of the Company.  As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 92,385,000 shares outstanding to 9,238,500 shares outstanding.

Previously, in April 2012, the Company conducted a one (1) for five (5) share split that applied to all shareholders.  For each one (1) share of common stock outstanding, the holder thereof received five (5) shares of common stock in lieu of the one (1) share of common stock held by the holder.  As a result of the share split, the total outstanding shares of common stock of the Company increased from 1,500,000 shares outstanding to 7,500,000 shares outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 3,705,500 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share.  The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Warrants

The Company has issued and outstanding a total of 1,167,500 warrants exercisable to purchase common stock.  Each of these warrants (which are also known as Series A Warrants) are exercisable for $0.10 into one (pre-reverse stock split) share of common stock of the Company.  The warrants were all granted in March 2013 and expire in one year in March 2014.   Subject to the terms of the applicable warrant agreement and warrant certificate, the warrant holder can typically choose to exercise the warrant or effect a cashless conversion of the warrants before the warrant expires.

Stock Incentive Plan

On March 5, 2013, the Company’s Board of Directors started the process of developing a Stock Incentive Plan (the “Incentive Plan”).  The purposes of the Incentive Plan are (a) to enhance the ability of the Company and its affiliates to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the success of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.  As of March 31, 2013, no stock incentive options have been granted.

Subject to other limitations in the proposed Incentive Plan documents, each fiscal year the maximum of 4.5% of the total issued and outstanding shares of common stock at the beginning of the fiscal year of the Company may be issued under the Incentive Plan.  Of this 4.5% annual allotment, 1.5% is allocated as a fixed annual grant to directors and senior management and 3.0% is allocated as a performance-base-incentive starting from fiscal year 2013 to all eligible employees.  Any annual allotment of common stock for the performance-base-incentive stock option under the Incentive Plan that are not granted or offered under the Incentive Plan shall again be available for grant or issuance under the Incentive Plan.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such  application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company is a development stage company and has a limited operating history and is expected to experience losses in the near term.  The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company is a developmental-stage company designed to create and manage a medical device product development business coupled with a healthcare service business for the adoption and implementation of Low Level Light Therapy (LLLT).  The Company has no revenue producing operations to date.  The Company intends to develop numerous projects as opportunities become available.  The Company purchased certain assets of an LLLT company and has begun developing and marketing such LLLT medical devices.

The Company believes that fields of innovative diagnostics and treatment choices for patients suffering from pain and other common medical conditions are rapidly changing and developing with new devices and techniques continuously introduced. The Company believes that it can assist in improving health and wellness by providing access to some of these innovative diagnostics and treatments by creating and managing a profitable medical device product development business coupled with a healthcare service business focusing on providing a pathway for the adoption and implementation of Low Level Light Therapy.

The Company plans to develop and market its innovative LLLT medical devices and therapy modalities, designed initially for patients with pain and surface wounds but eventually across a number of common medical conditions. The Company’s management believes that the cost of the system and its ease of use are superior to existing competing products of electro-stimulation, thermal therapy and physical manipulation as the highly effective system is unattended’, very safe, and requires minimal training to operate.  The Company is the owner of the patented MB Bioenergy Light Therapy System (the MB System), one of the few LLLT medical devices that possess an FDA clearance and insurance reimbursement codes to allow reimbursement for therapy.

The Company will initially focus on nursing homes that currently bill for pain management services. The Company will also market into the in home healthcare providers where reimbursement for pain management is accepted.  The Company also plans to develop a product roadmap that will sequence the many different treatment protocols of the MB Bioenergy Light Therapy System. Ultimately, the Company intends to develop multiple product offerings that are additional to its current offering, and will allow opportunities to multiply the Company’s revenue opportunities at a rate limited only by the Company’s ability to obtain additional FDA clearances

 With an internal “letter to file allowing commercialization with clarification to use statement” (issued internally by the Company, as in accordance with applicable FDA guidelines), the MB Bioenergy Light Therapy System is also considered safe and effective for treating surface wounds, in addition to pain management.  Nursing homes are monitored for pressure wound occurrence and appear well-suited to adopt this technology.  The Company expects that this could create additional sales opportunities.

The Business: Medical Light Therapy

The primary focus of the Company is in medical lasers, which compose a multibillion-dollar global industry.  Lasers are used in a wide range of medical applications, from cosmetic procedures to diagnosis and therapy.  Substantial and extensive benefits of laser technologies have increased their adoption among healthcare practitioners. Significantly, lasers enable minimally invasive procedures, reduced risk of infection and pain, less bleeding and swelling, precision in targeting the affected area, eliminating the need for general anesthesia, and shorter hospital stays, leading to improved patient outcomes.

The possibility that low level light therapy could be used to treat pain and speed the healing of wounds stems from the 1960s, based on a study conducted in Hungary that notes the effects of lasers on skin cancers on shaven mice.  Use of the laser in this experiment was under a controlled protocol with a control group responding less well than those treated with the laser.

Beginning in the early 1990s, low level laser (heating) and cold laser (non-heating) therapy was recognized by the FDA as a potential therapy, partly as a result of experimentation on low level light on external skin surfaces and studies on the wound healing effects on inner gums for use in dental lasers, for which moderate therapeutic value has been shown.  Low level light therapy (LLLT) may reduce pain related to inflammation by lowering, in a dose-dependent manner levels of prostaglandin E2, prostaglandin-endoperoxide synthase 2, interleukin 1-beta, tumor necrosis factor-alpha, the cellular influx of neutrophil granulocytes, oxidative stress, edema, and bleeding.  Another mechanism may be related to stimulation of mitochondrion to increase the production of adenosine triphosphate, resulting in an increase in reactive oxygen species, which influences redox signaling, affecting intracellular homeostasis or the proliferation of cells.

The effects of LLLT appear to be limited to a specified set of wavelengths of laser, and although more research is required to determine the ideal wavelengths, durations of treatment, dose and location of treatment (specifically whether LLLT is more appropriately used over nerves versus joints) are key factors.  The typical laser average power is in the range of 1-500 megawatts, some high-peak-power, short-pulse-width devices are in the range of 1 to100 watts with typical pulse-widths of 200 nanoseconds. The typical average beam irradiance then is 10 mW/cm2 - 5 W/cm2. The typical wavelength is in the range 600-1000 nm (red to near infrared), but some research has been done and products outside of this range are available.  LLLT includes all infrared energy emitting devices used to deliver energy and can be lasers or light emitting diodes (LED). Cold laser therapy is a subset of LLLT that specific excludes the use of LEDs.

The first experimental FDA clearance of LLLT occurred in February of 2002, after a successful study for carpal tunnel syndrome on workers at General Motors. The laser that was used had a power of 90mw at 830nm.  Studies conducted between 2006-2010 (Dahm, Christie & Moe, 2007 and Chow & Lopes-Martins, 2009), have shown some short term beneficial effects from LLLT to reduce pain in joint disorders and spinal pain.  Certain low level light devices are also FDA-approved for relief of the following conditions: muscle and joint pain, pain and stiffness associated with arthritis, hand and wrist pain, neck and back pain, and wound care/healing. Some studies have shown promise in the therapy of venous ulceration, bed sores and pressure sores, ulcers and small open wounds.  Medicare and Medicaid will cover some uses of LLLT concerning pain management and sports injuries.

Some laser therapies have been suggested for use on scalp to prevent hair loss or stimulate follicle growth, use on plantar fasciitis (where currently ultra-sound is currently used) and even diet, diabetes and weight loss, however, very few studies have been undertaken in these areas. ALHC products perform in some of these areas and the company will be aggressively seeking FDA clearances for these uses.  Ultimately though, most beneficial uses to date have been largely cosmetic, especially wound healing. The use of cold lasers can be used to improve pain and discomfort in the short term for patients with low to moderate pain levels and is one therapy in a ‘tool box’ for physicians and technicians.

Medical laser technology is continuing to evolve. New laser sources with potential medical applications include fiber lasers, light-emitting diodes (LEDs), tunable lasers, and organic LEDs (OLEDs). Plastic foils as surface emitters could become important as an irradiation source in photo-dynamic therapy (PDT). In addition to new laser sources, the development of new applicators and tool holders will continue to widen the range of applications for existing types of lasers. Finally, the spread of new laser applications such as nanosurgery, OCT, and sophisticated fluorescence microscopy will stimulate the growth of the medical laser market.

Being non-invasive, low level light therapy does not require surgical incisions. This means that there is no prolonged recovery time. Light therapy also does not involve any medications, and many patients prefer to avoid them. Studies have so far found that light therapy does not have serious side effects when used as directed by a doctor.

The Market

The medical device manufacturing industry develops products in an estimated 90 distinct areas.  The industry can be segmented into electro-medical devices, electrotherapeutic devices and irradiation equipment.  Electro-medical devices are products intended to diagnose patients.  This category includes audio logical equipment; endoscopic equipment (such as bronchoscopes, colonoscopes and cystoscopes); respiratory analysis equipment; laser equipment; and instruments such as otoscopes and retinoscopes. The segment accounts for about 45% of industry revenue.

The aesthetic application segment has contributed significantly to the revenues of the $2.5 billion global medical laser systems market. The United States, which is the world’s largest and most mature market for lasers, has witnessed the introduction of inventive technologies and expansion of lasers into new indications, with market revenues in the United States totaling $672.4 million in 2009.

The global pain management market has huge potential for growth due to the large population that is affected by medically significant pain.  The global market for pain management pharmaceuticals and devices amounted to $19.1 billion in 2008 and is expected to increase to $32.8 billion in 2013. The compound annual growth rate (CAGR) for the 5-year period is projected at 11.5%.  The pharmaceuticals segment dominated the market at $17.6 billion in 2008. That figure is expected to increase to $30.2 billion in 2013, for a CAGR of 11.5%.  The devices segment of the market generated $1.48 billion in sales in 2008 and is projected to increase to $2.5 billion in 2013, for a CAGR of 11.4%.  By 2017, the global pain management therapeutics market is forecast to generate sales of $35.1 billion, representing a CAGR of 3.0% between 2010 and 2017.

The worldwide wound care market reached revenues of $14.9 billion in 2010. The market for pain management products is growing at a brisk pace, with some segments moving ahead at over 20%. The world market for LLLT products for wound therapy grew 6.2% in 2010 and can expect to grow nearly 7% year-on-year from 2011, driven by a host of new approaches and recent innovations.  LLLT therapy modalities are a small portion of this market at present.  It is this market, combined with pain management, which will be the Company’s primary focus.

The overall medical devices industry has enjoyed strong revenue growth recently and is forecast to continue expanding in the years ahead. Since 2007, revenue increased at an average annual rate of 12.8%, and is expected to grow 7.4% in 2012 alone to $64.7 billion. The US economic downturn did little to deter hospitals and other customers from purchasing medical devices. In fact, the number of industry companies that gained sales in 2008 and 2009 outnumbered those that experienced declines. The aging US population is a major factor driving demand because the occurrence of health issues that require medical devices is higher in the elderly population. This demographic is forecast to expand further as a percentage of the total population during the five years to 2017, which will help maintain industry growth.   By 2017, revenue is forecast to reach $88.2 billion. While revenue is forecast to grow at an average annual rate of 6.4% from 2012 to 2017, this percentage represents a decline from the previous five-year period. The changing regulatory environment will be the main hindrance. For example, the Patient Protection and Affordable Care Act of 2010 will place an excise tax on medical devices, reducing industry profit to about 8.5% of revenue in 2017, versus 9.0% in 2012.

Also, potential reform to the approval process for new devices will likely hamper innovation and encourage more companies to shift functions overseas.

According to a Massachusetts Medical Device Industry Council survey, about 45.0% of industry operators experienced significant or slight growth during 2008 and 2009, while 14.0% had a flat growth rate and 42.0% reported a slight or significant decline. Nonetheless, the industry generally fared better than others, and revenue grew another 8.7% in 2011 and is forecast to grow 7.4% in 2012.

Incidences of disease and disorder increase with age. For example, people 65 years and older account for 40.0% of the total population diagnosed with some form of heart disease or arthritis, according to data from the Center for Disease Control (CDC). Recent medical advancements have further boosted the size of the 65-and-older age group. In addition, superior nutrition and improved safety have Americans living longer than ever. This population segment has grown an estimated average of 2.4% per year since 2007, compared with only 0.8% per year from 1995 to 2000. Among the market segments, the cardiovascular, neurology and orthopedic devices segments are most likely to benefit from the aging baby-boomer trend.

The Patient Protection and Affordable Care Act (PPACA) of 2010 created a degree of uncertainty for medical device companies. The PPACA tightened the pricing environment for these companies and may pressure pricing across the board, while the proposed tax on device companies is expected to hurt profitability.  Conversely, US healthcare reform seeks to expand coverage to a broader range of patients.  In part, the PPACA accomplishes this expansion through a significant loosening of the eligibility criteria for enrollment in Medicaid. As a result, more people will have access to healthcare, boosting the number of physician visits and enhancing demand for medical services and some devices.  The PPACA includes new taxes that apply to medical device manufacturers and other healthcare providers.  The medical device fee will take effect in 2013, and medical device manufacturers will be required to pay 2.3% of the sales price for such devices as an industry fee.  The medical device fee applies to all manufacturers, regardless of size and revenue, so it is projected to significantly affect smaller players’ profit margins.  In addition, contained within the 2010 reform includes the Physician Payment Sunshine Act (which is expected to increase costs and possibly reduce revenue because it requires covered manufacturers that make a payment or other transfer of value to a physician, such as consulting fees, payments for clinical trial participation or charitable donations, to report such payments annually in electronic form).

Medical device companies must have FDA approval to market products in the United States. Changes which are currently taking place to the 510(k) process are expected to increase regulatory costs and restrain innovation. As the domestic environment becomes more constrained, US companies will likely move product development activities abroad.

Changes in the economic and regulatory environments make it more attractive to do business abroad, as illustrated by industry operators moving various functions overseas. Besides moving manufacturing practices offshore, many players will consider other countries for activities like research and development, initial product filings and product launches. More companies moving abroad and continued consolidation will reduce the number of industry operators at an average annual rate of 5.8% to settle at about 615 companies during the five years to 2017. Similarly, industry employment is projected to grow at a slow rate of 0.5% to about 90,524 individuals during the same period.

Hospitals are the largest market for the industry, making up an estimated 35% share. Hospitals, due to their size, have the resources to purchase the larger, advanced medical devices produced by the industry. Purchasing decisions by hospitals will depend on the age of existing capital equipment and the budget funds allocated to equipment.

The number of physician visits, which affects demand for medical devices from hospitals, grew consistently during the five years to 2012. Growth has roughly followed US population growth; however, the number of visits per person has increased slightly to 3.13 visits annually, largely due to the mounting prevalence of chronic disease. Aging is also associated with increased visits. In the past, it was considered too risky to perform invasive procedures on this population. Now, as procedures are becoming less invasive, the elderly are undergoing more treatments. The economic downturn caused the number of physician visits to grow at a relatively slow rate during 2008 and 2009. People who cannot pay for healthcare services, either out-of-pocket, through private or social health insurance, through public programs or through other means, often defer needed services.

The number of physician visits is projected to rebound, particularly in 2014, when health insurance exchanges and subsidization of insurance premiums will be established for individuals with income less than 400% of the poverty line. These initiatives, which are part of the PPACA, are forecast to increase the number of individuals with healthcare coverage. Since insurance coverage reduces the out-of-pocket expense for physician visits, patients will be better able to afford visits to the doctor. Additionally, as Americans grow older and live longer, there will be greater public and private spending on healthcare, which is expected to help hospitals afford to upgrade their equipment.  Consequently, areas of strongest growth in the hospital market will be in medical devices that treat age-related illnesses.

Potential Customers

Customers for the Company’s products are facilities that wish to add to the insurance reimbursable services that they offer. Because the MB-System is both FDA approved and is qualified under several different insurance reimbursement codes, the system offers an easy to use, high return therapy that will provide significant relief to patients.

There are a number of potential customers for the MB-System for pain management, but the company has elected to target nursing homes and home health care deliverers for launch. The primary reasons for this segmentation are the following:

-The MB-System can bring meaningful, lasting relief to patients.

-Large numbers of patients with similar symptoms and complaints present in a single location or in easily accessed groups.

-Therapy can be delivered using a skilled technician instead of a physician or nurse practitioner, depending on State laws.

-Therapy is billable under existing reimbursement codes that users of the MB-System have successfully used for reimbursement in the past.

-Therapy is available by prescription only so delivery and outcomes can be measured and controlled.

Nursing Homes

According to the Centers for Disease Control (CDC), there were 15,690 nursing homes in the U.S. with a total of 1.7 million beds in 2010. The highest concentration of nursing homes is in California, Texas, Florida, Ohio and Illinois. The average home has about 108 beds with an occupancy rate of about 86%. About 88% of those are certified by Medicare. Approximately 54% are operated as part of a chain, while the balance are independently operated.  Roughly 936,000 people work in the nursing home industry with the vast majority being direct employees. The majority of contract workers are physicians. The majority of the staff are Certified Nursing Assistants (about 600,000 individuals).

Residents of these homes have disorders that can be improved by the Company’s MB-System. Specifically, 22.7% report pain and of those 78% had a PRN (as needed) order for a pain medication, 49.8% had a standing order for pain medication and 29.3% use non-pharmacological means for dealing with pain. Based on the occupancy of the available 2011 nursing home beds, that would be a population of 428,366 for non-pharmacological, 716,380 for those with standing drug orders and 1,140,360 for those with some form of drug order.   Recast in the context of an individual nursing home (93 occupied of 108 total beds), those statistics would be 27 non-pharmacological, 46 for standing drug orders and 72 those with PRN orders. At an average therapy course of three times per week for one month, 864 treatments could occur, resulting in reimbursement of $12,096 to $24,192 (based on an average billing rate per treatment of $14.00 to $28.00 with Medicare Part B and considering the reduced reimbursements beginning on April 1, 2013). This would produce a favorable return on investment for the customer, and depending on pricing and how the treatment is combined with other modalities affecting reimbursement, likely breaking even sometime during the first year.

Importantly, the analysis and figures above are conservative as they assume only one course of therapy per customer each year.

Home Health Care Providers (HHCP)

The same reasoning discussed for nursing homes would apply to home health care providers (HHCP), with the exception that there are more relaxed rules regarding the number of reimbursements that can be made by a HHCP.  In addition, because of the nature of home bound patients, the uses of the device for palliative and pressure wound care would likely be higher than in nursing homes.

In 2011, about 12 million people received 428 million in home medical visits from about 35,000 provider companies.  While the majority of those members receiving services are elderly (80%) a rising number of younger people are utilizing HHCP due to sports injuries, accidents or recovery from medical procedures.   Since many of these organizations employ medical technicians and/or licensed vocational nurses to deliver services to their patients, delivery of therapy using the MB-System could be easily accomplished.

Entry of the Company into the Market

The Company has entered the marketplace and intends to fulfill its mission to improve health and wellness by providing access to innovative diagnostics and therapy for patients with pain and other common medical conditions.   The Company plans to create and manage a profitable medical device product development business that provides a protocol and a pathway for the implementation of light therapy.

The Company is concentrating its initial customer acquisition and business development focus on nursing homes and home health care providers.  Currently, the Company plans to target facilities located in California as first-tier prospects, and facilities across the U.S. as second-tier prospects.  Many of these first- and second-tier prospects are large healthcare groups that operate multiple facilities and provide access to wide number of beds.

In addition to the concentration on nursing homes and home health care providers, the Company also intends to concentrate on the resolution of pressure wounds.  Pressure ulcers are common in nursing homes and they are treated with the utmost seriousness as they can lead to infections and other medical problems.  Approximately 10.7% of all nursing home patients have some level of pressure ulcers. About half of these patients transfer into the home with the ulcers as the result of acute care prior to admission. As nursing homes are monitored, in part, on their ability to treat pressure ulcers, the MB-System can be invaluable.

The Company has achieved FDA clearance for its medical devices.  The specific FDA clearance for the devices that are the basis of this plan use the following language: The MB System is a device that emits energy in the infrared spectrum to provide temporary increase in local blood circulation, temporary relief of muscle pain, spasms and stiffness, temporary relief of minor pain and joint aches associated with arthritis, and relaxation of muscles.

Technology

The MB-System medical device is subject to a U.S. Patent and FDA clearance to treat sport injuries and manage pain. The prescription-only device also has associated insurance reimbursement codes for these uses.

The BioEnelongen (BELG) methodology is a patented approach to the use of LLLT.  By pinpointing the therapy location, varying the wavelength sent by the device and the pulses of light transmitted each second, the BELG method has found to be useful in treating many disorders.  It is the unique combination of wavelength, pulse and therapy time that allows LLLT to be used many varied medical applications by varying the depth of energy penetration, the amount of photonic energy delivered and the time span of total energy delivery.  This methodology is the heart of the Company’s product advantage and not currently employed by any competitor of which the Company is aware.  Be delivering the regenerative effects of LLL using the BELG method, the Company has discovered that relief from pain and injuries can be achieved rapidly and in a minimal number of therapies without drugs or invasive methods.

Efforts to develop and improve the medical uses of light have been in progress since the early 1960s.  The Company’s Chief Technical Officer, Mr. Bia Mac, has himself been pursuing uses of Low Level Light Therapy for over two decades.  His work has resulted in the patented, FDA cleared MB System (MB). The device also has associated insurance reimbursement codes for these uses.

Low Level Light Therapy works through mitochondria. Nitric oxide (NO) produced in the mitochondria can inhibit respiration by competitively displacing oxygen, especially in stressed or hypoxic cells. Current research about the mechanism of LLLT effects inevitably involves mitochondria. Mitochondria play an important role in energy generation and metabolism. Mitochondria are sometimes described as “cellular power plants”, because they convert food molecules into energy in the form of ATP via the process of oxidative phosphorylation. LLLT works by photodissociating NO from carbon dioxide, thereby reversing the mitochondrial inhibition of respiration due to excessive NO binding.  Light in the spectrum of 600nm to 1000nm, with a power density (irradiance) between 1mW and 5W/cm^2, and proper duration, when applied to injuries is absorbed by cytochrome coxidase displacing NO and thereby reducing oxidative stress and increasing ATP production in cells.

Low Level Light (LLL) waves penetrate deeply into the skin and muscles. LLL has both an anti-inflammatory and immunosuppressive effects. It stimulates the production of collagen, the most common essential protein used by the body to repair damaged and create new tissue. It also increases circulation by promoting the formation of new capillaries that carry more oxygen and nutrients needed for growth and healing. Finally, lymphatic flow is stimulated, eliminating toxins and reducing excess fluids (edema). Further, LLL has the additional attribute of persisting in the treated area. Unlike thermal therapies for edema, where the benefit recedes rapidly after the discontinuation of therapy, LLL energy persists at the therapy site and delivers benefits a period after direct application.

Patients must take a series of treatments, ranging 8 to 30, depending on the severity and duration of the condition to get full relief or resolution from their pain symptoms. Patients often have to return to the doctor for treatments at least 2 to 4 times per week. Old injuries may be aggravated for a few days after therapy, but for most patients this sensation is short term, lasting for a couple of days.

Products

The Company has produced three models of the device at this time for pain management and wound care

The medical device that the Company offers consists of various major components: a control box with a display and control buttons to program therapy intensity and duration; a number of channels that consist of a connector for the control box; and one to three light emitting diodes (LED) in a fixture that allows attachment to the patient’s skin using double faced tape.  There is also a multi-channel unit available where an array of LEDs are grouped together to allow the array to be attached to an area on a patient’s body using an elastic strap to gain advantage of multiple LED energy transfer points.  This fixture is used for pain management and is made of a plastic-like material that can be sterilized.

Depending on the nature of pain or injury and its location, a therapy protocol has been developed that prescribes the number of channels to be used, the length of therapy time, the pulse rate and the length of time each individual channel will be used. Each of the therapy protocols is programmed into the device by location. The operator simply selects the protocol, positions the channel leads on the patient’s body and starts the operation. No additional intervention or monitoring is required. The device has an automatic shutdown at the end of the 30 minute therapy cycle.

The MB-System uses a safe Class IIB light source that emits less than 20W of power and can be operated by a trained technician in most cases.  The current design was updated to include a touch screen user interface to replace the low resolution alphanumeric display and buttons. None of the cosmetic design changes have affected the patent or FDA clearances possessed by the Company.

The MB-System offers all of the following options:  an innovative design and intuitive operation; wide range of control with frequency, intensity and time adjustments; flexible treatment options using 1 to 6 wands for multiple pain sites; use of 80 LED radiant arrays for larger treatment area; multiple frequencies settings provide flexible treatment capabilities; clinically-proven wavelengths between 632nm and 1290nm; fully-automated, single touch start, with timed automatic shut-off.  The product can help manage pain.

The Company’s flagship product, the MB-System, comes equipped with several exciting features and functionalities built in with its control display:

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NavigationScreen

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Intuitive screen layout

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Easy to read, high contrast, LED backlight TFT display

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Tactile Graphic User Interface (GUI)

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Visually appealing icons for data and control

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Treatment Area Screen

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Graphical representation of treatment target

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Twenty possible treatment sites

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Touch selectable treatment sites

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Multiple array settings for different treatment sites

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Treatment Detail Screen

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Touch slide control for frequency, intensity and time

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Select and adjust individual arrays

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Clearly displayed total treatment time

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Set protocol based on the selected area

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Timer Screen

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High visibility maximum treatment timer

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Dynamic bar graphs show treatment times

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Individual array countdown timers

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Protocol display for each array

Competition

The market related to manufacturing and sale of medical equipment and services is highly competitive and has significant barriers to entrance.  Successful competitors of the Company are likely to be better-capitalized with greater available sources of financing, more extensive intellectual property rights and valuable goodwill already in place.  Other similar products using low level light technology also exist in the marketplace and have already gained approval from the FDA.

While there are numerous competitors in the general LLLT space, there are only a few companies that are direct (or potentially direct) competitors to the Company for the disorders and indications in which the Company is initially marketing its therapy solutions.  Such companies with similar products and services include at least the following: Multi Radiance Medical, Inc; Erchonia Medical, Inc.; Theralase, Inc.; Meditech; Medex Health Corporation; and THOR Photomedicine LTD.  A brief summary of these competitors is noted below:

+Multi Radiance Medical, Inc. - an Ohio company that produces a high power pain management unit that combines laser light with electro stimulation.

+Erchonia Medical, Inc. - a Texas-based company that produces a number of devices, primarily for cosmetic applications and has a unit, the 3LT, for pain management.  This company possesses FDA clearances for its cosmetic devices..

+Theralase, Inc. - a Canadian company that produces a pain management device (the TLC-1000). This company also offers devices for the therapy of cancer and for bio-feedback as well as a veterinary unit.

+Meditech - a Canadian company that markets the Bioflex device for pain management only.  In addition, the company produces a veterinarian device. The company’s devices are used for professional, mobile and home use. The device is also in use in 400 clinics world-wide.

+Medex Health Corporation – a Canadian company that manufactures a number of LLLT devices, including a device that can be used for pain management.

+THOR Photomedicine LTD. - a U.K. company that produces a number of devices including a pain management device (the LX2). The company is privately held and has sold devices in 70 countries.

The directly competing companies and devices noted above have similarities, but also have, in certain instances, different power, wavelength and configuration specifications.  The Company believes that its MB-System offers an optimal set of specifications designed to meet patient needs.  In addition, at a business level, the Company believes that it will differentiate itself from the current and future competition in its industry through its FDA clearances and insurance reimbursement codes, both of which represent a significant time and cost barrier to market entry.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company hopes to work with several strategic partners in important areas of its business and operations.

Among its important relationships, the Company works closely with Amest Corporation of Rancho Margarita, California, which owns the 510(k) for the MB-System.  The Company has applied to the FDA as a re-labeler for the device and intends to take over the 510(k) in the future.

Sales and Marketing

The Company has conducted limited advertising and marketing to date.  However, the Company has given substantial attention to constructing the sales marketing strategy and plans that it will use to expand its business and operations.  In order to initially build and expand the business of the Company, the primary means of sales and marketing will be through relationships with third parties, such as marketers, sales agents and distributors that will advertise, promote and sell the Company’s products.

The Company will use a direct sales approach along two main paths. First, the principals of the company, along with many of the investors and other supporters, have extensive contacts into the nursing home industry. The number of facilities owned by those known to this group number into the hundreds and could, if converted, bring the Company significant sales opportunities.  Secondly, the Company will engage a network of independent medical device sales representatives. These representatives may ultimately be replaced by in-house staff, if justified by sales volume as the Company grows.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and buying patterns.

The Company expects to use a hands-on sale process, whereby a representative of the Company will demonstrate the device, ideally for the economic and technical buyers in the same demonstration, showing the device efficacy and answering any questions that any of the buyers may have.  The buyers are then typically offered use of the device for one month, free of charge, with the only stipulation being that they provide a record of their use of the device and the results that they obtained.  After one month is past, the representative returns to the prospect to recover the device.  The Company believes that, based on past experience, the buyers will want to keep the device.  At this point, the sales representative discusses the purchase options and can close the sale.  If the sale is not consummated, the device is returned for refurbishment and redeployment by the sales staff.

It is anticipated that all sales, even sales to large organizations and/or buying collectives with established procurement practices, will follow this same sales approach to some degree. The free-use period illustrates not only the results, but also the ease of use of the device.

Sales Representative and Distribution Agreements

On October 1, 2012, the Company entered into a memorandum of understanding (MOU) with Vietpress USA.  Pursuant to the MOU, the Company memorialized that it planned to enter into a sales agreement whereby Vietpress USA would solicit orders for the Company’s products.

On February 18, 2013, the Company entered into an exclusive distribution agreement with Mr. Ho Kyung Kim.  The agreement covers the time period August 1, 2013 to July 31, 2014.  Under the agreement, Mr. Kim is the exclusive distributor in South Korea and Japan for the Company’s products.  Renewal of the agreement each year is based on 100 or more MB-System units sold each year.  Mr. Kim has committed to at least 50 MB-System units being purchased each year.

On February 19, 2013, the Company entered into a sales representative firm agreement with Mr. Ho Kyung Kim.  Pursuant to the agreement, Mr. Kim has the right to sell, market, and distribute products of the Company.  The term of the agreement is one year, and the agreement automatically renews each year for an additional one year, unless earlier terminated by either party.  Pursuant to the agreement, Mr. Kim has agreed to sell set minimum number of units in the first year and more in subsequent years.  The territory for the products covered by the agreement is Home Health Service Providers, Oriental Medicine Practitioners and Skilled Nursing.

On February 20, 2013, the Company signed an Exclusive Distributor Agreement with BioBeta Technology based in Garden Grove, California.  The territory for distributing the Company’s products is Vietnam.

On April 3, 2013, the Company signed a Memorandum of Understanding with Xin Yao Investment Group, LTD, based in Richmond, Canada for the purpose of commercializing the Company’s intellectual property in China.

Exclusive Value Added Reseller Agreement

On January 2, 2013, the Company entered into a Valued Added Reseller (VAR) agreement with Amest Corporation located in Rancho Santa Margarita, California.  Amest Corporation is engaged in the manufacturing and servicing of medical equipment, and is the owner of 510k registration K030275 with the US FDA (“510k”).  Amest Corporation agreed to transfer the FDA clearance to the Company during the next year in exchange for a $100,000 promissory note. The Company plans to purchase products from Amest Corporation which will be its exclusive contract manufacturer.

In May 2013, the Company and Amest Corporation initially entered into a VAR agreement amendment under which the Company would sell products manufactured by Amest Corporation.  This amendment adds to that agreement the ability of the Company to market to potential purchasers (end users who wish to evaluate the product) by providing them with trial and evaluation units of the MB-ATS2 product line, while Amest Corporation still retains ownership of the units.

Operations

In the near term, the Company plans to use limited staff and accordingly has limited need for office space.  Sales and marketing are expected to be primarily conducted through third parties, such as distributors and sales and marketing partners.

The Company leases office space for its headquarters in Irvine, California from the Irvine Company LLC, pursuant to a lease agreement entered October 23, 2012.

The Company plans to typically offer a warranty with most of the Company’s products.  Resellers, distributors and others selling product on behalf of the Company will offer the warranty to purchasers of products.

Revenues

The Company has little revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market its business and sell its products.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Amberwood Acquisition Corporation (“Amberwood”).

On February 23, 2012, the shareholders of the Company and the board of directors unanimously approved the change of the Company's name (Amberwood) to BioLaser Technology Inc.  Subsequently, the name of the Company was changed from BioLaser Technology Inc. to American Laser Healthcare Corporation in March 2012.

On March 27, 2012 the Company effected a change in control of the Company, and implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.  Specifically, the Company redeemed from the then two shareholders an aggregate of 19,500,000 of the 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.  David Janisch and James Djen were elected as the directors of the Company and David Janisch was appointed its President, Secretary and Treasurer; the then-current officers and directors resigned their respective positions.  In connection with these events, the Company also issued 1,000,000 shares of its common stock to new shareholders, representing 67% of the total outstanding 1,500,000 shares of common stock at the time.  The new management of the Company adopted the now-current business plan for the Company to develop a medical device product development business coupled with a healthcare service business that provides a protocol and pathway for the adoption and implementation of Low Level Light Therapy.

Acquisition of Assets

On July 23, 2012, the Company entered into a stock-for-assets acquisition agreement with Bia Mac, Theresa Quach and MacBeam, Inc. (the “Acquisition”).  Pursuant to the Acquisition, the Company acquired all intellectual property rights in the Patent Number 7993381.  As part of this transaction, the Company acquired the product MB BioEnergy Light Therapy System (referenced in the 510(k) application K030275 by Amest Corporation).  This agreement also contained the assignment of the approved patent and associated methodology owned by Mr. Mac and Dr. Quach and this agreement also contained all intangible assets within the Patent.  In the Acquisition, the Company issued an aggregate total 7,500,000 shares of its common stock (representing 87.7% of the shares outstanding of the Company as of the time of the Acquisition) to Bia Mac, Theresa Quach and MacBeam, Inc.  As a result of the Acquisition, the Company acquired the LLLT technology, the FDA cleared device (the MB-System), and insurance reimbursement code approvals.

Prior to the Acquisition, MacBeam, Inc. had assigned its rights in the Patent Number 7993381 to Bia Mac and Theresa Quach in November 2006.  This assignment was recorded in July 2011.

Relationship with Tiber Creek Corporation

In March 2012, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company of $85,000.  In addition, each of the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain 500,000 shares in the Company or 2.5% of the outstanding common shares in the Company at the filing of this instant registration statement (whichever is greater).  The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement (i.e. this registration statement) to be filed by the Company.  The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Amberwood Acquisition, are inactive and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Amberwood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers.  As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company possesses intellectual property protection primarily consisting of its patent.  The Company may decide in the future to pursue additional efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

The patent held by the Company is the following: U.S. 7,993,381 B2; issued August 9, 2011.

The Company possesses the exclusive rights to the patented methodology, the MB Bioenergy Light Therapy System.  The patented device also has US FDA clearance through Amest Corporation who owns the FDA clearance with 510k registration K030275.

Research and Development

The Company undertakes certain research and development, from time to time, in connection with the MB-System.  Most recently, the Company incurred research and development expenses of $4,819 and $27,537 for the three and six month periods ended March 31, 2013, respectively.  These expenses consisted of engineering and software development costs in updating the MB Bioenergy Light Therapy System to a touch screen display model.

Exclusive Licensing Agreement

On April 23, 2013, the Company terminated a third party, based in Southern California, licensing agreement for failure to pay the initial license fee payment for the purpose of allowing the operation of walk in pain therapy clinics, using the current MB BioEnergy Light Therapy System.

Promissory Notes

The Company currently has outstanding one short-term unsecured note. the principal amount of $100,000, with a 6.0% annual interest rate, dated March 16, 2012, which was renewed on March 16, 2013.  Both the principal and accrued interest is due on March 15, 2014.  This note is convertible to 1,000,000 common shares at the conversion price of $0.10 per share.

Interest expense for the three month period ended March 31, 2013 totaled approximately $2,900.  Approximately $4,200 of interest expense is accrued for the six month period end March 31, 2013.

Employees

The Company presently has its officers as its only employees.  At present, none of the employees/officers are employed by the Company in a full-time capacity.

The Company currently has two part-time employees other than its officers, but it expects that it may hire additional personnel upon raising additional capital and as the Company further implements its business plan.

Legal Service Agreement

In August 2012, the Company entered into a Technology General Counsel Agreement (“TGCA”) with Joe Balzer, Technology General Counsel.  The TGCA has a term of one year, during which Mr. Balzer provides general counsel services to the Company, and receives payments from the Company pursuant to a set monthly or agreed-upon hourly rate schedule.  Mr. Balzer is not an employee of the Company, but does act as the principal legal advisor on most day-to-day matters concerning the Company and its operations.

Property

The Company leases office space from the Irvine Company LLC pursuant to a lease agreement entered October 23, 2012.  The lease has a one year term, expiring on October 31, 2013.  The base rent payable under the lease is $2,904 per month, reflecting a rate of $1.70 per square foot.  The Company is also responsible for its shares of operating expenses calculated each month.  The Company's office is located at 1 Technology Drive, Suite I-807, Irvine, California 92618.

Subsidiaries

Currently, the Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In November 2011, the Company (as Amberwood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549.  Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534099.

PLAN OF OPERATION

Business Plan

The Company will develop and market medical devices.  The Company has begun operations by marketing its devices to users in markets covered by the existing FDA clearance and insurance reimbursement codes for pain management and sports injuries.

During initial operations, the Company initiated an internal “letter to file allowing commercialization with clarification to use statement” (issued internally by the Company, as in accordance with applicable FDA guidelines),  the MB Bioenergy Light Therapy System is also considered safe and effective for treating surface wounds, in addition to pain management..  Since 2008, surface wounds, and pressure wounds in particular, have been classified by the Centers for Medicare and Medicaid Services (CMS) as a preventable Hospital-Acquired Condition (HAC) in the Medical Severity – Diagnosis Related Groups (MS-DRG), the International Classification of Diseases (ICD-9-CM), the Social Security Act 1886(d)(4)(D), and as such, is not reimbursed under insurance and Medicare/Medicaid guidelines. Accordingly, any treatment to heal these wounds will be at the expense of the nursing home.  If a sufficient number of pressure wounds are found at a particular location, it can become subject to a Federal Tag 341 (F-Tag 341) which requires the evaluation of an independent physician, extensive paperwork and repeat facility inspections at the facility’s expense.  The Company believes that, when approved, the simplicity and effectiveness of the therapy regime for pressure wounds will lead to sales.

Additionally, the Company will develop a product roadmap that will sequence the many different therapy protocols of the MB-System.  The multiple product offerings that can emerge are designed to multiply the Company’s potential revenue opportunities at a rate limited only by the Company’s ability to obtain additional FDA clearances.

According to Department of Health and Human Services testimony to Congress regarding FDA 510(k) approvals, the Department indicates that while the number of days to reach approval has been increasing, they are still in the 130-day range. Further, for devices that are substantially equivalent, the approval rate is currently at 78% and has ranged between 73% and 88% since 2001. The Company believes that it will be able to obtain clearances for the additional therapies for additional diseases.

Future Applications

The BELG method has revealed that LLL can be used for a number of applications beyond the scope of the Company’s current business plan.  The applications shown below are trials that have been done in countries outside the United States and will be offered as FDA clearances are obtained by the Company.  There are many potential uses of the BELG approach.  For example, over 50,000 people have been treated using the BELG method for 17 different disorders while achieving 94.5% effectiveness. Patients treated for non-FDA cleared uses were located in Europe (France), South America (Brazil), Asia (India, Vietnam) and Africa (Ivory Coast).

The path to FDA clearance for each of these applications involves development and execution of clinical trials and the accumulation of other information as dictated by the clearance process. The Company believes that it will be able to fund the clearances for these uses from cash flow and is developing a product roadmap to determine the most effective roll out of these products.  Successful acquisition of these clearances and the associated insurance reimbursement codes will dramatically open new markets for the Company’s products.  Further, some of the treatments, such as those treatments for stroke patients, are so profound that their launch and success will be come before, and in some cases without the need of, insurance reimbursement.

Future Products

The Company plans to develop a product roadmap that will sequence the many potential different treatment protocols of the MB-System. The multiple product offerings, that are can potentially be added to those products offered at launch, will multiply the Company’s potential revenue opportunities at a rate limited only by the Company’s ability to obtain additional FDA clearances.  Further, the Company will consider targeted acquisitions of businesses that compliment the Company’s customer profiles and/or product offerings.

Potential Revenue

The Company is not expected to earn any revenues until it can directly sell, or sell through the assistance of resellers, distributors and/or sales agents and representatives, its products.  The Company may also earn revenues if it receives payments of license fees and/or royalties from licensees of the Company’s technology, intellectual property or product system.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in September 2011.  The Company was formerly known as Amberwood Acquisition Corporation (“Amberwood”).  On February 23, 2012, the shareholders of the Company and the board of directors unanimously approved the change of the Company's name (Amberwood) to BioLaser

Technology Inc.  Subsequently, the name of the Company was changed from BioLaser Technology Inc. to American Laser Healthcare Corporation in March 2012.

As of the periods from inception, September 21, 2011 (inception) through September 30, 2012, and the six months ended March 31, 2013, respectively, the Company generated no revenues and incurred minimal expenses and operating losses, as part of its development stage activities.

In April 2012, the board of directors of the Company approved a change of the Company’s fiscal year end from December 31 to September 30.  Accordingly, the fiscal year of the Company currently ends on September 30 of each year.

Revenues

The Company has limited revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market its business and sell its products.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company is not expected to earn any revenues until it can directly sell, or sell through the assistance of resellers, distributors and/or sales agents and representatives, its products.  The Company may also earn revenues if it receives payments of license fees and/or royalties from licensees of the Company’s technology, intellectual property or product system.

Alternative Financial Planning

The Company has no alternative financial plans at the moment.  If the Company is not able to generate revenues or fees and also is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.  The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected.  Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash with high quality banking institutions.  From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Inventories

Inventories are stated at cost lower of or market value, and is determined using the first-in, first-out method (FIFO). All inventories consist of medical devices and accessories.

Revenue Recognition

The revenue is recognized when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered, and the customer takes ownership and assumes risk of loss; (3) the seller’s price to the buyer is fixed or determinable; and (4) collection is reasonably assured.  The Company has not generated revenue for the three and six months period ended March 31, 2013.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the FASB in the form of accounting standards updates (“ASU’s”) to the FASB’s Accounting Standards Codification (“ASC”).

The Company considers the applicability and impact of all ASU’s. ASU’s not listed below were assessed and determined to not be applicable or are expected to have minimal impact on our consolidated financial position and results of operations.

Newly Adopted Accounting Standards

In September 2011, the FASB issued guidance for the impairment testing of goodwill. The guidance permits an entity to first assess qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company adopted this guidance effective January 1, 2012. The adoption did not have a material impact on the Company’s financial statements.

In June 2011, the FASB updated the accounting guidance relating to presentation of comprehensive income. This guidance requires companies to present total comprehensive income, the components of net income, and the components of other comprehensive income (“OCI”) either in a single continuous statement of comprehensive income or in two, but consecutive, statements. Additionally, companies are required to present on the face of the consolidated financial statements the reclassification adjustments that are reclassified from OCI to net income, where the components of net income and the components of OCI are presented. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011, and requires retrospective application to all periods presented. The Company adopted this guidance effective January 1, 2012 and elected to present a single continuous statement of comprehensive loss. The adoption did not have a material impact on the Company’s financial statements.

In July 2012, the FASB issued Accounting Standards Update No. 2012-02, or ASU 12-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, to allow entities to use a qualitative approach to test indefinite-lived intangible assets for impairment. ASU 12-02 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, then a quantitative impairment test that exists under current authoritative accounting guidance must be completed. Otherwise, the quantitative impairment test is not required. ASU 12-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption of this update is permitted. The Company does not expect the adoption of this update to have a material impact on our financial statements.

Deficiency in Internal Controls

The Company’s management recently concluded that, as of the end of the six month period in March 31, 2013, the Company’s disclosure controls and procedures were not effective so as to ensure that information required to be disclosed by the Company in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms because of the identification of a material weakness in the internal control over financial reporting which is an integral part of the disclosure controls and procedures.  The material weakness relates to the lack of segregation of duties in financial reporting, as the financial reporting and all accounting functions are performed only by the CFO of the Company.  The Company does not have an audit committee and lacks working capital and resources needed to hire additional accounting and finance staff. This weakness exists primarily due to the Company’s lack of working capital to hire additional staff.  To remedy this material weakness, the Company intends to engage another accountant to assist with financial reporting as soon as the finances of the Company will allow.

Primary Assets

The primary assets of the Company are a U.S. patent for its LLLT device, including U.S. Food and Drug Administration (FDA) clearances, related insurance reimbursement codes, future rights to develop and expand the uses of the device, and the acquisition of future additional clearances and insurance codes.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.  Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits.  The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

The Company’s cash balance at March 31, 2013 was only $5,161.  The Company’s management does not believe its cash balance will be enough to fund operations for the next twelve months, and as such, the Company is looking to raise additional funds of through either borrowing or raising equity through private placement operations until we begin to generate revenue from operations.

Cash provided by financing activities for the period from inception (September 21, 2011) through March 31, 2013 was $336,443 resulting from the proceeds from the issuance of common stock and stockholders’ additional paid-in capital and the proceeds from issuance of promissory notes   Cash provided by financing activities for the six month period ending March 31, 2013 was $140,000 resulting from the proceeds from the issuance of common stock and stockholders’ additional paid-in capital and proceeds from the issuance of promissory notes.

The Company has one short-term note in amount of $100,000 outstanding at March 31, 2013.  Both the principal and accrued interest on the note is due on March 15, 2014.

Discussion of Six Months ended March 31, 2013

The Company has not generated of revenues during the six months ended March 31, 2013, and no revenues during the comparable six month period ended March 31, 2012.

The Company incurred operating expenses of $265,220 and $367,306 for the three month and six month periods ended March 31, 2013, respectively.  These expenses increased in 2013 as compared to similar periods in 2012 due to higher general and administrative expenses, professional fees, salaries, and research and development expenses.  The Company’s net losses were $268,084 and $365,526 for the three month and six month periods ended March 31, 2013, respectively.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations.  If the

Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of Period ended September 30, 2012

The Company did not generate revenues at any time from inception to September 30, 2012.

The Company incurred operating expenses of $74,203 and $1,343 for the nine month and year ended September 30, 2012 and December 31, 2011, respectively. These expenses consisted of general operating expenses and professional fees incurred in connection with the day to day operation of our business. The net loss from inception through September 30, 2012 was $80,201.

The Company’s cash balance at September 30, 2012 was $71,824.  Cash provided by financing activities for the period from inception (September 21, 2011) through September 30, 2012 was $195,493.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations.  If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name

Age

Position

Year Commenced

David A. Janisch

56

Chief Executive Officer and Director

2012

James Djen

59

Chairman of the Board

2012

Theresa Quach

41

President and Director

2012

Bia Mac

60

Chief Technology Officer

and Director

2012

Tony K. Chow

64

Chief Financial Officer

2012

David  Janisch

David  Janisch is the Chief Executive Officer and a Director of the Company.  Mr. Janisch has served as President of Janisch Enterprises from 2011 to the present.  Mr. Janisch has over 30 years of experience in the technology industry, including aerospace, data storage, optical/communication semiconductors, venture capital and investment banking in both Southern California and the San Francisco Bay Area.  He has worked extensively with established corporations and start-up companies and has held management and executive positions in marketing, business development, program management, engineering and corporate finance.  Mr. Janisch has built new organizations and new businesses throughout his career.  At Applied Micro Circuits Corporation (NASDAQ:AMCC), Mr. Janisch worked closely with the executive staff to define growth strategy. He led mergers and acquisitions efforts by performing detailed due diligence and transacting numerous deals, including the $4.5 billion purchase of MMC Networks by AMCC, a large communication semiconductor acquisition. He launched a new program management organization for disk drive development at Western Digital (NYSE:WDC), while leading the effort to acquire IBM as a new $1 billion customer. Managing worldwide cross-functional teams, Mr. Janisch has traveled extensively internationally, acquiring new customers and developing or integrating new operations.  Mr. Janisch also served as Vice President of Marketing at a Silicon Valley network processor semiconductor start-up and was involved with its sale to FutureWei Technologies (owned by HuaWei). He co-founded the semiconductor advisory practice at Pharus Advisors, a boutique investment bank in San Francisco, where he advised BitBlitz on its sale to Intersil. He also advised clients such as Infineon Technologies and the Dubai Silicon Oasis Authority. Mr. Janisch held various engineering and engineering management positions at TRW, now Northrop Grumman (NYSE:NOC) and at McDonnell Douglas, now Boeing (NYSE:BA).  Mr. Janisch is a champion of STEM (science, technology, engineering and math) education and is a Board Member of non-profit Rocket Science Tutors. He is a member of the Penn State College of Engineering IP Mentoring Panel, is an Executive Premier Member of the Southern California Venture Network and served on the City of Laguna Niguel Investment, Banking and Audit Committee.  Mr. Janisch is also currently President of Zip Genetics, Inc. in Laguna Niguel, California.  Mr. Janisch received an MSEE degree in Communication Systems from the University of Southern California in 1990, an MSME degree from California State University, Long Beach in 1983, and a BSME degree from Penn State University in 1979.  He also holds a California teaching credential in Mathematics from University of California, Irvine, which he received in 2008.

James Djen

James Djen is the Chairman of the Board of the Company.  Mr. Djen serves as a director of CKI, a business consulting firm for Chinese and United States companies.  Mr. Djen has served as a financial consultant for Gree Logistic, a subsidiary of the largest air conditioner manufacturer in China, a business advisor for Wisco Economic Development Co., Ltd., a subsidiary of the third largest steel mill in China, and as an advisor to Sichuan Yinfa, China listed on NASDAQ in 2008.  Mr. Djen has worked in wholesale and distribution as CEO of GSE in Baldwin Park, California since 2005 through the present.  He was also Mergers and Acquisitions Advisor for IBT, a building material developer, listed on the OTCBB.  Mr. Djen was also a director and investor in Infosmart Teclmology, listed on NASDAQ in July 2006.  At Infosmart Technology, Mr. Djen developed the first DVD recordable media manufacturer in Hong Kong in 2003, and completed a secondary offering of $35 million in 2006. The company was the largest DVD and DVD recordable manufacturer in the world with 56 production lines, with a cost of $2 million per line.  Prior to Infosmart Technology, Mr. Djen was founder of Bridge Technology Inc., which was listed on NASDAQ in January 1999. The company was listed as the Forbes 69th best for five years combined growth in the US from 1998 to 2002. Bridge invented the optical mouse for which Microsoft became the first customer in 1996. The company also became a power supply system ODM for TiVo and Siemens Medical Systems, and was the exclusive IBM Storage Products distributor for China.  Prior to Bridge Technology, Mr. Djen was founder of CMS Enhancement Inc., listed on NASDAQ in June 1985, and moved to the NYSE in 1987 after a total of $50 million offering. Bridge Technology was the ﬁrst value added PC peripheral/storage reseller in the US. The company was listed as the Forbes ninth best young company in the US in 1992, was awarded US patent # 5,440,755 in 1993, and changed the name to AmeriQuest in 1995.  Mr. Djen interned as a medical engineer at Sutter Memory Hospital in Sacramento, California where he worked on the development of an early warning system for open heart surgery. He earned an M.S. degree in Medical Engineering from California State University Sacramento in 1982, an M.S. degree in Computer Engineering from Bridgeport University in Connecticut in 1978, and a B.S. degree in Electrical Engineering from National Taiwan University in 1976.

Theresa Quach

Theresa Quach is the President and a Director of the Company.  Ms. Quach has extensive experience operating LLLT-based pain clinics.  She has planned, organized, and wrote grant proposals and ran both federal and state-funded programs. She managed successful community-awarded annual budgets for senior-citizen programs based on external audits and outstanding expectation quota. She helped to organize and launch a state-funded mental health management program for over 800 patients with a third of the patients needing bilingual assistance, producing stable and highly satisfied therapy results.  Ms. Quach was instrumental to the FDA approval for the MB-system medical equipment. She received an MS degree in Acupuncture and Oriental Medicine in 1994 and a Doctor of Science degree in OM in 1996 from South Baylor University.  She is a holder of patents, and also manages the MB Laser Clinic in Santa Ana, California.

Bia Mac

Bia Mac is the Chief Technical Officer and a Director of the Company.  Mr. Mac was also founder of Macbeam, Inc. in June 2003, which is where he has worked since 2003.  In 2011, Mr. Mac was awarded a patent from WIPO for the LLLT medical device and BioEnelongen (BELG) methodology. From 2001 to the present, Mr. Mac has traveled worldwide and was guest speaker at many different universities and hospitals, speaking about the therapy protocols for lasers in medicine.  In 1993, the Beckman Laser Institute in California invited Mr. Mac to be part of a research program in lasers.  Mr. Mac has spent two decades of research and development in LLLT.  While developing his unparalleled knowledge in energy medicine, Mr. Mac initially led a group of scientist to design laser biomedical equipment to treat worldwide patients. He has trained many doctors worldwide during his career as a medical doctor (Vietnam), scientist, and professor. In the early 1990s, Mr. Mac has visited Harvard, MIT and Boston University with his team from the University of Poly Tech to exchange research at the Physic Department. Mr. Mac has served on the organizing committee for the research reports on laser in medicine every ten years.  He has been frequent keynote speaker and visiting professor in several international hospitals and medical science conventions and is considered a specialist and medical scholar in the area of paralysis therapy. Mr. Mac has worked with over 50 different universities in the world to exchange scientific knowledge in applied laser physics in medicine while traveling to several countries to conduct research in ten major medical fields applicable to his LLLT applications. Among those countries and regions are the United States, Europe, South America, Asia, Africa, and Australia. During the last eight years of R&D work, Mr. Mac finalized specific methodologies for treating each medical condition and has successfully demonstrated this in treating patients using his MB-systems that include twenty versions of the device, each dedicated to several medical areas for LLLT therapy, leading to FDA clearance (2004) and international patent approval for the BioEnelongen (BELG) method.  Mr. Mac was educated at the Junior Military Academy in Vietnam during 1965 through 1970.  He attended medical school from 1971 to 1975, and attended Polytech University in Vietnam from 1991 to 1995.  He is a holder of various patents.

Tony K. Chow

Tony K. Chow is the Chief Financial Officer of the Company.  He has over 30 years of professional services experience in financial management consulting, financial operations (including SEC reporting and ﬁnancial/IT/J-SOX compliance), business development, client relationships management and software product development/implementations. Industries in which Mr. Chow has worked include staffing, financial services, telecommunications, medical devices, equipment manufacturing, hardware/software industries, aerospace, real estate, and oil and gas.  Since 2008 to the present, Mr. Chow has been an independent consultant working through Tony K. Chow, Inc.  Mr. Chow has been successful in managing startup, turnaround and rapid corporate growth operations using a strong team-building and personal leadership style.  Mr. Chow has comprehensive knowledge of U.S. GAAP accounting and ﬁnance principles, concepts and practices, as they apply to broad cross functional applications.  For the past 10 years, Mr. Chow was a consultant in ﬁnancial and operational management roles for domestic and international companies. Mr. Chow consulted in the areas of SEC reporting, ﬁnancial/IT/J-SOX compliance reporting, and internal/external audits on a project or interim basis. Mr. Chow was the Director of Asia Sales and Marketing at Digital Video Systems, Inc. He managed sales offices in Hong Kong, Canton, and Taipei for VCD, DVD player and DVD ROM products. He coordinated sales and marketing of Digital Video Systems products with various distributors and reps throughout Asia and Australia. Mr. Chow also managed financial reporting of Asia division in the Hong Kong office.  Previously, Mr. Chow was the Chief Financial Officer and Corporate Controller at Craig Consumer Electronics, Inc. In his capacity Mr. Chow managed finance, accounting, MIS, Human resources, sales support and domestic/international operations. At Craig Mr. Chow was able to established joint-venture agreements in China for manufacturing and repair facilities. He also was able to help Craig negotiate a new bank line of credit and other long-term debt financing. Mr. Chow was the Controller of InterTherapy, Inc., a start-up company in the manufacturing and marketing on intravasculathrer ultrasound imaging system and catheter. Mr. Chow helped raised rounds of funding at $6M. Mr. Chow position reported to the President and Board of Directors with managing responsibilities in accounting, human resources and IT of the company.  Mr. Chow received an MBA degree in Finance, Accounting and Operations Research from the University of California at Riverside in 1978. He also earned a Bachelor of Arts degree in Economics from the University of the Paciﬁc at Stockton in 1976 and a Bachelor of Arts degree in Physiology from the University of California at Berkeley in 1972.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

      Aggregate

 All

  Annual

Annual

  Annual

      Accrued

Comp-

 Other

  Comp-

Earned     Payments   Salary Since

         Stock and   -ensation  Comp-

 ensation

Name/Position

Year

Salary

     Made

      Inception   Bonus  Options

Plans

 ensation  Total

David A. Janisch

2012

11,200

7,000

11,200

11,200

CEO and Director

2011

0

700

700

James Djen

2012

11,200

7,000

11,200

11,200

Chairman of the Board

2011

0

700

700

Theresa Quach

2012

8,400

4,200

8,400

8,400

President and Director

Bia Mac

               2012

8,400

4,200

8,400

8,400

CTO and Director

Tony K. Chow

2012

8,400

8,400

8,400

8,400

Chief Financial Officer

Mr. Janisch and Mr. Djen started receiving a salary of $2,800 per month starting in September of 2012 as compensation for services rendered to the Company. These two officers and directors each received 350,000 shares as payment for director fees in July 2012 (the fair value of the shares estimated by the Company for these services rendered was $700, which is shown in the table above).  Mr. Chow subsequently received 30,000 shares of common stock.

Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing.  However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion.  No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control.  The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has heretofore paid only limited or nominal compensation to officers or directors. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding.  At such time, the Company anticipates offering cash and non-cash compensation to officers and directors.  In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.  In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Percent of Class

Percent of

After

Number of Shares of

Class Before

Offering

Name

Position

Common Stock

Offering (1)

(2)

David A. Janisch

CEO and Director

150,000

1.6%

1.4%

James Djen

Chairman of the Board

150,000

1.6%

1.4%

Theresa Quach

President and Director

750,000

7.9%

7.1%

Bia Mac

CTO and Director

5,040,000

54.7%

50.3%

Tony K. Chow

Chief Financial Officer

30,000

*

*

Total owned by officers and directors

6,120,000

66%

61%

* Less than 1%

(1) Based upon 9,238,500 shares outstanding as of the date of this offering.

(2) Assumes sale of all 3,705,500 Shares offered, and 9,238,500 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock.  Tiber Creek has received consulting fees of $85,000 to date from the Company and also holds shares in the Company.  Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company.  As the organizers and developers of Amberwood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition.  In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

MB Laser Clinic, which is located in southern California and provides health services to the public for pain management since 2009, will work with the Company.  Theresa Quach, the President of the Company, is also managing the MB Laser Clinic.

Certain shareholders of the Company are related to David Janisch, who is the CEO and a Director of the Company.  Shareholder Gail Janisch is his wife and shareholder Jason Janisch is his son.

Certain shareholders of the Company are related to James Djen, who is Chairman of the Board of the Company.  Shareholder Hneiling Djen is Mr. Djen’s wife.  In addition, shareholders Vivian Djen, Gina Djen and Erica Djen are each respectively a daughter of Mr. Djen.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 3,705,500 shares of common stock held by such shareholders.  The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name

Shares Owned Before Offering (1)

Offered Herein

Shares Owned After Offering (2)

Number

Percentage

Number

Number

Percentage

David Janisch

150,000

2%

16,042

133,958

1%

CEO and Director

James Djen

150,000

2%

16,042

133,958

1%

Chairman of the Board

Bia Mac

5,040,000

55%

555,031

4,634,969

50%

CTO and Director

Theresa Quach

750,000

8%

80,208

669,792

7%

President and Director

Tony K. Chow

30,000

*

3,208

26,792

*

Chief Financial Officer

Amihan G. Almerol

25,000

*

25,000

0

*

Joe Balzer

10,000

*

10,000

0

*

James Cassidy (3)

250,000

3%

250,000

0

*

Anh Ngoc Thi Huynh &

12,000

*

12,000

0

*

Tina Lam Chau

Edwin Kim-man Cheng

50,000

1%

5,347

44,653

*

Teresa Chen

100,000

1%

100,000

0

*

Larry Colvin

30,000

*

30,000

0

*

Gerald Daniel and Hong Daniel

3,000

*

3,000

0

*

Khanh Dao

6,000

*

6,000

0

*

Micah Denison

20,000

*

20,000

0

*

Don Nguyen and Phuong Dinh

6,000

*

6,000

0

*

Hweiling Djen

50,000

1%

5,347

44,653

*

Gina Djen

50,000

1%

5,347

44,653

*

Vivian Djen

50,000

1%

5,347

44,653

*

Erica Djen

50,000

1%

5,347

44,653

*

Dennis Do

30,000

*

30,000

0

*

Anh Thu Thi Doan

3,000

*

3,000

0

*

Da Ngoc Doan

30,000

*

30,000

0

*

Hanh Duong

6,000

*

6,000

0

*

Jessie Duong

60,000

1%

60,000

0

*

John Griffin

500

*

500

0

*

Albert and Marcela Guganian (4)

5,000

*

5,000

0

*

Dao Minh Ho

6,000

*

6,000

0

*

Mai Hoang

10,000

*

10,000

0

*

Ngocla Hoang

10,000

*

10,000

0

*

Cun Tac Hong

6,000

*

6,000

0

*

Thoi Thanh Vo &

30,000

*

30,000

0

*

Ngoc Anh Thi Huynh

Iest Family Trust (August 10 2007)

100,000

1%

100,000

0

*

Gail K. Janisch (5)

125,000

1%

13,367

111,633

1%

Jason Janisch

125,000

1%

13,367

111,633

1%

Ho Kyung Kim

250,000

1%

250,000

0

*

Dong C Phan & Nga Nguyet Lam

7,500

*

7,500

0

*

Charlie Le

9,000

*

9,000

0

*

Danh Le

100,000

1%

100,000

0

*

Holly Ha Thanh Le

228,000

2%

228,000

0

*

Linh Hoang & Huy Ngoc Le

21,000

*

21,000

0

*

Loty Enterprises LLC

3,000

*

3,000

0

*

Law Office of Tavakoli

18,500

*

18,500

0

*

& Associates

Jeffrey Lu

20,000

*

20,000

0

*

Hanh Tuyet Luu

6,000

*

6,000

0

*

Tan Xuan Bui & Julayne Kieu Luu

30,000

*

30,000

0

*

Nga Thi Ly

3,000

*

3,000

0

*

James McKillop (6)

250,000

3%

250,000

0

*

Nghi Mac

42,840

*

42,840

0

*

Olivia Mai

12,000

*

12,000

0

*

Kenneth Mai Le

3,000

*

3,000

0

*

Kiem Le

10,000

*

10,000

0

*

Peter Mehit and Linda Mehit

5,000

*

5,000

0

*

Kathleen Mello-Navejas

4,500

*

4,500

0

*

Louis de Menditte

30,000

*

30,000

0

*

Minh Ngo

6,000

*

6,000

0

*

Anhdy Tuan Nguyen

20,000

*

20,000

0

*

Bryan Nguyen

30,000

*

30,000

0

*

Dong D Nguyen&Phuc T Nguyen

10,200

*

10,200

0

*

Doan-Nghiem Tonnu Nguyen

12,000

*

12,000

0

*

Duy N Nguyen

6,000

*

6,000

0

*

Katie Nguyen

12,000

*

12,000

0

*

Katherine Nguyen

10,000

*

10,000

0

*

Mimosa Diep & Tien Nguyen

51,000

1%

51,000

0

*

My Thuy Nguyen

60,000

1%

60,000

0

*

Mylinh Thi Nguyen

30,000

*

30,000

0

*

Ngoc Anh Ngo

3,000

*

3,000

0

*

& Quyen Bich Nguyen

Nicholas Nguyen

120,000

1%

120,000

0

*

Steve Nguyen, OD Inc

12,000

*

12,000

0

*

Thanh Nguyen

6,000

*

6,000

0

*

Trieu & Hanh Nguyen

20,000

*

20,000

0

*

Tuong Nguyen &

3,000

*

3,000

0

*

Yen Hong Nguyen

Tung Xuan Nguyen

6,000

*

6,000

0

*

Xuan Thi Hoang

4,500

*

4,500

0

*

& Vincent Nguyen

Mitchell Nong

6,000

*

6,000

0

*

Cheri L Pascal

2,040

*

2,040

0

*

Angelica Perez

1,020

*

1,020

0

*

Quangminh Pham

3,000

*

3,000

0

*

Son Lien Pham

12,000

*

12,000

0

*

Johnny Phung

18,000

*

18,000

0

*

Evelyn Prakash

12,000

*

12,000

0

*

Dan Quach

30,000

*

30,000

0

*

Mel Red Recana

1,020

*

1,020

0

*

Rafael Ricolcol

2,040

*

2,040

0

*

Gerardo B. Samson

600

*

600

0

*

Prode P Pascal &

1,200

*

1,200

0

*

Araceli Felicia Sevilla

Tot Thi Simmons

60,000

1%

60,000

0

*

Dennis Thanh Nghi Ta

12,000

*

12,000

0

*

Makonnen Teakleab

2,040

*

2,040

0

*

Thien Kim Le & Brian Minh Thai

15,000

*

15,000

0

*

Jackie Kim Thu Le

30,000

*

30,000

0

*

Damien Isaac Tran

60,000

1%

60,000

0

*

Doan Tran

6,000

*

6,000

0

*

John Paul Hung Tran

60,000

1%

60,000

0

*

Luan Tran

12,000

*

12,000

0

*

Phong Tran

6,000

*

6,000

0

*

Son Thai Tran

6,000

*

6,000

0

*

Tin H Tran

6,000

*

6,000

0

*

Tony Hien Tran

3,000

*

3,000

0

*

Trisha Tran

6,000

*

6,000

0

*

Paul Trujillo

5,000

*

5,000

0

*

Julie Kim Truong

12,000

*

12,000

0

*

Henry Tien Hy Truong

6,000

*

6,000

0

*

Keton Truong

12,000

*

12,000

0

*

Lannie Truong

67,000

1%

67,000

0

*

Thoai Ba Truong

18,000

*

18,000

0

*

Henry Van

60,000

1%

60,000

0

*

Huu Dinh Vo

6,000

*

6,000

0

*

Thang D Vu

18,000

*

18,000

0

*

Mimi D Wilson

3,000

*

3,000

0

*

* Less than 1%

(1) Based upon 9,238,500 shares outstanding as of the date of this offering.

(2) Assumes sale of all 3,705,500 Shares offered, and 9,238,500 shares outstanding following the offering.

(3) Includes 125,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein.  Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 5,000 shares held by the Albert and Marcela Guganian Family Trust

.  Albert and Marcela Guganian are deemed to be the beneficial owners of such shares.

(5) Includes 125,000 shares held by the Gail K. Janisch Revocable Living Trust 10-29-1991.  Gail K. Janisch is deemed to be the beneficial owner of such shares.

(6) Includes 125,000 shares held by MB Americus, LLC, a California limited liability company.  Mr. McKillop also works with Tiber Creek Corporation from time to time.  Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 9,238,500 shares of common stock outstanding of which 6,270,000 shares are owned by officers and directors of the Company.  There will be 9,238,500 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.  A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Amberwood Acquisition.  James Cassidy, a partner of Cassidy & Associates, was a director and officer of Amberwood Acquisition prior to its change of control.

EXPERTS

JPDH & Company, an independent registered public accounting firm, has audited the balance sheets of American Laser Healthcare Corporation, formerly known as Amberwood Acquisition Corporation (a development stage company), as of December 31, 2011 and September 30, 2012, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the periods from September 21, 2011 (inception) through December 31, 2011, the nine months ended September 30, 2012, and the cumulative period of operations and cash flows contained from September 21, 2011 (inception) through September 30, 2012.  The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of February 4, 2013, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.  However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

American Laser Healthcare Corporation

(Formerly Amberwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash	$71,824	$2,000
Prepaid expense	51,250	-
Intangible assets	15,000	-
TOTAL ASSETS	$138,074	$2,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,305	$-
Accrued liabilities	1,839	400
Promissory note payable	126,000	-
Interest payable	3,238	-
Common shares issuable	67,500	-
Total liabilities	$199,882	$400

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 share authorized; none issued and outstanding (1)	-	-

Common stock, $0.0001 par value, 100,000,000 shares authorized; 89,500,000 shares issued and outstanding (2)	1,790	2,000

Additional paid-in capital	16,603	943
Accumulated deficit	(80,201)	(1,343)
Total stockholders’ equity (deficit)	(61,808)	1,600

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$138,074	$2,000

(1)

The Company has not established any policies governing preferred stock as of September 30, 2012

All common shares amounts and per share amounts in these financial statements, reflect the five-for-one stock split of the issued and outstanding shares of common stock of the Company, effective April 28, 2012 including retroactive adjustment of common share amounts

The accompany notes are an integral part of the financial statements

American Laser Healthcare Corporation

(Formerly Amberwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	January 1,	Sept. 21, 2011	Sept. 21, 2011
	2012 -	(Inception) -	(Inception) -
	September 30,	December 31,	September 30,
	2012	2011	2012

Sales	$-	$-	$-
Cost of sales	-	-	-
Gross Profit	-	-	-

Operating expenses	(74,203)	(943)	(75,146)
Operating/(loss)	(74,203)	(943)	(75,146)

Interest (expense)	(3,455)	-	(3,455)
(Loss) before income taxes	(77,658)	(943)	(78,601)

Income taxes	1,200	400	1,600

Net (loss)	$(78,858)	$(1,343)	$(80,201)

(Loss) per common share-basic and diluted	$(0.001)	$(0.000)	$(0.001)

Weighted average number of common shares outstanding-basic and diluted	65,380,051	20,000,000	57,629,562

The accompanying notes are an integral part of the financial statements

American Laser Healthcare Corporation

(Formerly Amberwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from September 21, 2011 (Inception) to September 30, 2012

		Common	Additional Paid-	Accumulated	Total
	Shares	Stock	In Capital	Deficit
Balance at December 13, 2011 (Inception)	-	$-	$-	$-	$-
Shares issued for cash (3)	100,000,000	2,000	-	-	2,000
Additional paid-in capital	-	-	943	-	943
Net loss	-	-	-	(1,343)	(1,343)
Balance at December 31, 2011 (3)	100,000,000	2,000	943	(1,343)	1,600
Stock redemption (3)	(97,500,000)	(1,950)	-	-	(1,950)
Shares issued for cash (3)	5,000,000	100	900	-	1,000
Shares issued for director fees (5)	7,000,000	140	1,260		1,400
Shares issued for asset purchase agreement (6)	75,000,000	1,500	13,500	-	15,000
Subscription receivable	-	-	-	-	-
Net loss	-	-	-	(78,858)	(78,858)
Balance at September 30, 2012	89,500,000	$1,790	$16,603	$(80,201)	$(61,808)

(3) Retroactively adjusted to reflect the 5-for-1 stock split of April 28, 2012

(4) All common shares amounts and per share amounts in these financial statements, reflect the five-for-one stock split of the issued and outstanding shares of common stock of the Company, effectively April 28, 2012 including retroactive adjustment of common share amounts

(5) 3,500,000 shares issued to David Janisch as director fees, and 3,500,000 shares issued to James Djen as director fees

(6) 75,000,000 shares to Macbeam Inc., Bia Mac, and Theresa Quach for a certain asset purchase agreement

The accompanying notes are an integral part of the financial statements

American Laser Healthcare Corporation

(Formerly Amberwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

		For the period from	For the period from
	For the period from	September 21, 2011	September 21, 2011
	January 1, 2012 -	(Inception) -	(Inception) -
	September 30, 2012	December 31, 2011	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(78,858)	$(1,343)	$(80,201)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities
Common Stock issued for directors' fees	1,400	-	1,400
Change in operating assets and liabilities
Prepaid expenses	(51,250)	-	(51,250)
Interest payable	3,238	-	3,238
Accounts payable	1,305	-	1,305
Accrued liabilities	1,439	400	1,839
Net cash (used) in operating activities	(122,726)	(943)	(123,669)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of promissory notes	126,000	-	126,000
Proceeds from issuance of common stock and
stockholders' additional paid-in capital	1,000	2,943	3,943
Cash paid for redemption of common stock	(1,950)	-	(1,950)
Proceeds from common stock issuable	67,500	-	67,500
Net cash provided by financing activities	192,550	2,943	195,493
Net increase in cash	69,824	2,000	71,824
Cash at beginning of period	2,000	-	-
Cash at end of period	$71,824	$2,000	$71,824
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-cash transactions:
Acquisition of intangible assets with issuance
of common stock	$15,000	$-	$15,000
Common stock issued for directors' fees	$1,400	$-	$1,400

The accompanying notes are an integral part of the financial statements

American Laser Healthcare Corporation

(Formerly Amberwood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

Note 1: Nature of Operations and Summary of Significant Policies

Nature of Operations

American Laser Healthcare Corporation, formerly known as Amberwood Acquisition Corporation, (“ALHC” or “the Company”) was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development-stage SEC reporting company that intends to improve health and wellness by providing access to innovative diagnostics and treatment for patients with pain and other common medical conditions. The Company plans to do this by creating and managing a profitable medical device product development business coupled with a healthcare service business that provides a protocol and pathway for the adoption and implementation of Low Level Light Therapy (LLLT).

The Company possesses a patent to an FDA cleared device with patented methodology, the MB-System, and insurance reimbursement codes to allow payment for unattended treatment.

On August 1, 2012, the Company offered a Private Placement Offering Memorandum (PPM) of 10,000,000 shares of common stock at $0.10 per share for an aggregate of $1,000,000, and through September 30, 2012, has received $67,500 in stock subscriptions.

Basis of Presentation

he summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the balance sheets for cash and cash equivalents and prepaid expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss per Common Share

The Company has adopted ASC 260 “Earnings Per Share”. Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2012, and December 31, 2011, there are no outstanding dilutive securities.

Fair Value of Financial Instruments

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which priorities the inputs in measuring fair value. The hierarchy priorities the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that is either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Revenue

The Company has no revenue as of September 30, 2012.

Note 2: Going Concern

The Company has sustained a cumulative net loss and accumulated deficit of $80,201, since inception of the Company on September 21, 2011. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

Management plans to raise additional funds for operations through a private placement that is ongoing and through January 23, 2013, the Company has raised $133,500, including $26,000 proceeds from conversion from two notes payable. The private placement is for up to $1,000,000. In addition, the Company is anticipating commencement of revenue through the sales of LLT machines.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

here is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern

Note 3: Recent Accounting Pronouncements

n January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and

260 (Equity and Earnings Per Share). The amendments in this update are effective now. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2 . A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3 . The new disclosures and clarifications of existing disclosures are effective now. The adoption of the ASU’s did not have a material impact on the financial statements.

In December 2010, the FASB issued ASU 2010-29, which contains updated accounting guidance to clarify the acquisition date that should be used for reporting pro forma financial information when comparative financial statements are issued. This update requires that a company should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This update also requires disclosure of the nature and amount of material, nonrecurring pro forma adjustments. The adoption of this ASU did not have a material impact on our financial statements.

In May 2011, the FASB issued ASU 20 11-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement  Topic 820.” ASU 20 11-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The adoption of this ASU is not expected to have a material impact on our financial statements

Note 4: Prepaid Expenses

Prepaid expenses of $50,000 are for legal fees and $1,250 for rent.

Note 5: Intangible Assets

The Company owns a patent with a book value at the acquisition date of $15,000. The patent was acquired in the period ending September 30, 2012 and has a remaining life of 16 years.

Note 6: Income Tax

At September 30, 2012, the Company has a federal and California operating loss carry forward of approximately $80,000, which expire in 2032, unless previous utilized.

The deferred tax asset as of September 30, 2012 was approximately $32,000. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2012 and, accordingly, recorded a full valuation allowance.

Under Section 382 of Internal Revenue Code, if a corporation undergoes “ownership change” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its post-change income may be limited. Therefore, some of the Company’s NOL’s may be subject to Section 382 limitations.

Note 7: Notes Payable

The Company has three short-term unsecured notes. A $100,000 note with a 6% annual interest rate, dated March 16, 2012. Interest and principal are due on March 15, 2013. Approximately $3,300 interest expense for this note is accrued at September 30, 2012. Another two individual notes for $16,000 and $10,000, dated August 3, 2012 and September 8, 2013, respectively, are due on November 8, 2012. Approximately $153 interest expense for both notes using 6% of imputed annual interest rate is accrued at September 30, 2012. Subsequent to September 30, 2012 both $16,000 and $10,000 notes were converted into the Company’s common stock. See Note 9 for additional information.

Note 8: Common Shares Issuable

The Company offered a Private Placement Offering Memorandum and received $67,500 in funding. The Company has not issued the share certificates to the investors as of September 30, 2012.

Note 9: Stockholders’ Equity

On July 18, 2012, the Company issued 3,500,000 common shares to David Janisch and 3,500,000 common shares to James Djen as payments for direct fees. The fair value of the services rendered by each director was $700. Based on 3,500,000 common shares @ $0.0002 per share, the fair value of each director fee was determined at $700. The director fees totaled to 7,000,000 common shares @ $0.0002 per share at $1,400.

On July 23, 2012, the Company issued an aggregate of 75,000,000 common shares to Macbeam Inc., Bia Mac and Theresa Quach in exchange for certain assets per a purchase agreement entered by the Company.

Note 10: Subsequent Events

On October 1, 2012, the Company entered into a Valued Added Reseller (VAR) agreement with Amest Corporation located in Rancho Santa Margarita, California. Amest Corporation is engaged in the manufacturing and servicing of medical equipment, and is the owner of 510k registration K030275 with the US FDA (“510k”). Amest Corporation will transfer the FDA clearance to the Company in exchange for a $100,000 promissory note, due on December 31, 2013. The Company will purchase products from Amest Corporation and to re-sell, re-label and to distribute such products and the FDA clearance. The Company is the owner of the US patent related to these products.

On October 12, 2012, the Company entered into a licensing agreement with Aquentium, Inc. based in Lake Elsinore, California for the purpose of allowing Aquentium to operate walk in pain therapy clinics, using the current MB BioEnergy Light Therapy System.

On October 25, 2012, the Company converted the two promissory notes payable in amounts of $16,000 and $10,000 to common shares through the offering of the Private Placement Offering Memorandum for 260,000 common shares at $0.1000 per share.

During the period of October 1, 2012 through January 23, 2013, the Company issued 875,000 common shares at a price of $0.10 per share for a total of $87,500 through a Private Placement Offering.

On January 23, 2013, the Company issued 200,000 common shares at a price of $0.10 per share for a total of $20,000 through a Private Placement Offering.

American Laser Healthcare Corporation
(A Development Company)
Balance Sheets
(Unaudited)

	March 31,	September 30,
	2013	2012
ASSETS
Current Assets
Cash and equivalents	$5,161	$71,824
Inventories	42,569	-
Prepaid expense	41,498	51,250
Total current assets	89,228	123,074
Furniture & office equipment, net	2,983	-
Intangible assets	14,532	15,000
Total long-term assets	17,515	15,000
TOTAL ASSETS	$106,743	$138,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$21,051	$1,305
Accrued liabilities	72,775	1,839
Promissory note payable	200,000	126,000
Interest payable	6,751	3,238
Common shares issuable	-	67,500
Total current liabilities	$300,577	$199,882
Stockholders’ equity (deficit)
Common stock, $0.00002 par value, 100,000,000 shares authorized; 89,500,000 shares issued and outstanding (2)
91,835,500 shares issued and outstanding, and
89,500,000 shares issued and outstanding	1,837	1,790
Additional paid-in capital	250,056	16,603
Accumulated (deficit)	(445,727)	(80,201)
Total stockholders’ (deficit)	(193,834)	(61,808)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,743	$138,074

The accompanying notes are integral part of the financial statements

American Laser Healthcare Corporation
(A Development Company)
Statements of Operations
(Unaudited)
					From
					Inception
					(September 21,
	Three Months		Six Months		2011) to
	Ended March 31,		Ended March 31,		March 31,
	2013	2012	2013	2012	2013

Sales	$-	$-	$-	$-	$-
Cost of sales	-	-	-	-	-
Gross Profit	-	-	-	-	-

Operating expenses
General and administrative	260,401	35,790	348,769	37,133	420,946
Research and development	4,819	-	27,537	-	33,705
Total operating expenses	265,220	35,790	376,306	37,133	454,651

Loss from operations	(265,220)	(35,790)	(376,306)	(37,133)	(454,651)

Other income (expense)
Other income	-	-	15,000	-	15,000
Interest expense	(2,864)	(66)	(4,221)	(66)	(7,676)
Total other income (expense)	(2,864)	(66)	10,779	(66)	7,324

Income taxes	-	-	-	-	1,600

Net (loss)	$(268,084)	$(35,856)	$(365,527)	$(37,199)	$(445,727)

Loss per common share-basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding-baisc and diluted	91,228,333	19,175,824	90,768,104	20,000,000

The financial notes are an integral part of the financial statements

American Laser Healthcare Corporation
(A Development Company)
Statement of Changes in Stockholders Deficit
(Unaudited)

		Common	Additional Paid-		Accumulated	Total
	Shares	Stock	In Capital	Warrants	Deficit
Balance at September 21, 2011 (Inception)	-	$-	$-	$-	$-	$-
Shares issued for cash	100,000,000	2,000	-	-	-	2,000
Additional paid-in capital	-	-	943	-	-	943
Net loss	-	-	-	-	(1,343)	(1,343)
Balance at December 31, 2011	100,000,000	2,000	943	-	(1,343)	1,600
Stock redemption	(97,500,000	(1,950)	-	-	-	(1,950)
Shares issued for cash	5,000,000	100	900	-	-	1,000
Shares issued for director fees	7,000,000	140	1,260	-		1,400
Shares issued for asset purchase agreement	75,000,000	1,500	13,500	-	-	15,000
Subscription receivable	-	-	-	-	-	-
Net loss	-	-	-	-	(78,858)	(78,858)
Balance at September 30, 2012	89,500,000	$1,790	$16,603	$-	$(80,201)	$(61,809)
Shares issued from common shares				-
issuable October 25, 2012	675,000	14	67,486	-	-	67,500
Shares issued for promissory notes				-
October 25, 2012	260,000	5	25,995	-	-	26,000
Shares issued for cash November 2, 2012	200,000	4	19,996	-	-	20,000
Shares issued for cash January 23, 2013	200,000	4	19,996	-	-	20,000
Shares issued for cash February 19, 2013	1,000,000	20	99,980	-	-	100,000
Issuance of 1,167,500 shares of common
shares upon conversion of warrants						-
March 6, 2013	-	-	(56,000)	56,000	-	-
Net loss	-	-	-	-	(365,526)	(365,526)
Balance at March 31, 2013	91,835,000	1,837	194,056	56,000	(445,727)	(193,834)

The accompany notes are an integral part of the financial statements

American Laser Healthcare Corporation
(A Development Company)
Statements of Cash Flows
(Unaudited)
			From
			Inception
			(September 21,
	Six Months		2011) to
	Ended March 31,		March 31,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(365,527)	$(37,199)	$(445,727)
Adjustments to reconcile net loss to net cash provided
(used) by operating activities Common Stock
Depreciation and amortization	949	-	949
Change in operating assets and liabilities
Inventory	(42,569)	-	(42,569)
Prepaid expenses	9,752	(51,000)	(41,498)
Interest payable	3,513	66	6,751
Accounts payable	19,746	-	26,026
Accrued liabilities	170,937	2,190	168,250
Net cash used in operating activities	(203,199)	(85,943)	(327,818)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(3,464)	-	(3,464)
Net cash (used) in investing activities	(3,464)	-	(3,464)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of promissory notes	-	100,000	126,000
Redemption of common stock	-	(1,950)	-
Proceeds from issuance of common stock	140,000	2,943	210,443
Proceeds from common stock issuable	-	-	-
Net cash provided by financing activities	140,000	100,993	336,443
Net increase in cash	(66,663)	15,050	5,161
Cash at beginning of period	71,824	-	-
Cash at end of period	$5,161	$15,050	$5,161
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-cash transactions:
Common stock issued for conversion of
promissory notes payable	$26,000	$-	$26,000
Acquisition of intangible assets with issuance
of common stock	$-	$-	$15,000
Common stock issued for directors’ fees	$-	$-	$1,400

The accompany notes are an integral part of the financial statements

Notes to Financial Statements

(Unaudited)

Note 1:  Basis of Presentation

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months period and six months period ended March 31, 2013 are not necessarily indicative of the results that may be expected for the full fiscal year. For further information, refer to the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Nature of Operations

American Laser Healthcare Corporation, formerly known as Amberwood Acquisition Corporation, (“ALHC” or “the Company”) was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is an SEC reporting company that intends to improve health and wellness by providing access to innovative diagnostics and treatment for patients with pain and other common medical conditions. The Company plans to do this by creating and managing a profitable medical device product development business coupled with a healthcare service business that provides a protocol and pathway for the adoption and implementation of Low Level Light Therapy (LLLT).

The Company possesses the exclusive rights to the patented methodology, the MB Bioenergy Light Therapy System.  The patented device also has US FDA clearance through Amest Corporation who owns the FDA clearance with 510k registration K030275.  LLLT has associated insurance reimbursement codes to allow payment for treatment.

On August 1, 2012, the Company offered a Private Placement Offering Memorandum (PPM) of 10,000,000 shares of common stock at $0.10 per share for an aggregate of $1,000,000, and through March 31, 2013, has received $140,000 in stock subscriptions.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Inventories

Inventories are stated at lower of cost or market value, and is determined using the first-in, first-out method (FIFO). All inventories consist of medical devices and accessories.

Revenue Recognition

The revenue is recognized when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered, and the customer takes ownership and assumes risk of loss; (3) the seller’s price to the buyer is fixed or determinable; and (4) collection is reasonably assured.  The Company has not generated revenue since the inception of September 21, 2011.

Note 2:  Going Concern

The Company has sustained a net loss of $268,084 and $365,527 for the three months and six months ended March 31, 2013, respectively, and accumulated deficit of $445,727 at March 31, 2013.  The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Note 3:  Recent Accounting Pronouncements

Recently issued accounting pronouncements

We do not expect the adoption of recently issued accounting pronouncement to have a significant impact on our results of operations, financial position or cash flow.

Note 4:  Inventories

As of March 31, 2013, the Company has inventories of $41,249 for medical devices and of $1,320 in accessories for the medical devices.

Note 5:  Prepaid Expenses

Prepaid expenses consist of $30,000 legal fees, $837 for insurance, $300 for rent, and $10,361 of security deposits.

Note 6:  Intangible Assets

The Company owns a patent with a book value at the acquisition date of $15,000.  The patent was acquired in the quarter ended September 30, 2012 and has a remaining useful life of 16 years.  The intangible asset is amortized over 16 years at a monthly amortization expense of $78.  The accumulated amortization expense for the three and six months period ending March 31, 2013 was $234 and $468, respectively.

Note 7:  Research and Development Expenses

The Company incurred research and development expenses of $4,819 and $27,537 for the three and six months period ended March 31, 2013, respectively.  These expenses consisted of engineering and software development costs in updating the MB Bioenergy Light Therapy System to a touch screen display model.

Note 8:  Stock Issuance

On October 25, 2012, the Company issued 675,000 common shares to the investors of the Private Placement Offering Memorandum for the $67,500 received prior to this issuance.

On October 25, 2012, the Company converted the two promissory notes payable in amounts of $16,000 and $10,000 to common shares through the offering of the Private Placement Offering Memorandum for 260,000 common shares at $0.10 per share.

On November 2, 2012, the Company issued 200,000 common shares at a price of $0.10 per share for a total of $20,000 through a Private Placement Offering.

On January 23, 2013, the Company issued 200,000 common shares at a price of $0.10 per share for a total of $20,000 through a Private Placement Offering.

On February 19, 2013, the Company issued 1,000,000 common shares at a price of $0.10 per share for a total of $100,000 through a Private Placement Offering.

Note 9:  Warrants Issuance

On March 6, 2013, the Company issued warrants to accredited investors participating in the Private Placement Memorandum (the “PPM”).  Under the terms of the PPM, the Company issued an aggregate of 2,335,000 units (the “Units”), consisting of 2,335,000 shares of common stock and 1,167,500 warrants at a purchase price of $.10 per unit.  Each Unit consists of one share of common stock and a warrant to purchase .5 shares of common stock.  The warrants have an exercise price of $.10 per share and expire one year from the date of issuance.

The fair value of the warrants issued on March 6, 2013 was estimated to be $56,000 using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 130.01%, risk free interest rate of .15% and an expected life of one year.

The following table represents a summary of warrants outstanding as of March 31, 2013:

Number of Shares	Exercise Price	Expiration Date
1,167,500	$.10	March 5, 2014

Below is a summary of warrant activity for the three months ended March 31, 2013:

	Number Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Weighted Average Grant Date Fair Value Per Share
Outstanding at December 31, 2013	---			---
Granted	1,167,500	$.10	1	$0.05
Exercised	---	---	---	---
Expired or Cancelled	---	---	---	---
Outstanding at March 31, 2013	1,167,500	$.10	1	$0.05

All warrants were fully vested upon issuance.

Note 10:  Accrued Liabilities

Accrued liabilities consist of $100,000 accrued liability from the VAR agreement for the transfer of manufacturing and servicing rights under an FDA (510k) clearance (see Note 12 below for additional information); of $67,800 accrued salaries and of $4,975 credit card payable.

On January 2, 2013, the Company entered into a Valued Added Reseller (VAR) agreement with Amest Corporation located in Rancho Santa Margarita, California. Amest Corporation is engaged in the manufacturing and servicing of medical equipment under a US FDA 510K clearance, with registration number K030275.  As agreed, Amest Corporation would transfer the manufacturing and servicing rights under the FDA clearance to the Company.  The Company is currently in the process of that transfer.  In exchange, the Company will pay cash or issue a $100,000 promissory note to Amest Corporation. The VAR agreement shall expire in one year and is automatically renewed for additional one year, and can be cancelled by either party with a 30 days notification. The Company will also purchase products from Amest Corporation and will re-label, re-sell or distribute such products with the Company’s name. Amest is currently the sole supplier to the Company, and the Company effectively, has the exclusive right to purchase these products from Amest as the Company has the US patent related to these products.

Note 11:  Related Party Transactions

On March 28, 2013, the Company’s attorney who is providing legal and consulting services purchased a unit from the Company for $7,500, which has applied to his legal and consulting fees.

Note 12:  Notes Payable

The Company has a short-term unsecured note of $100,000 with a 6% annual interest rate, dated March 16, 2012, which was renewed on March 16, 2013. Principal and accrued interest are due on March 15, 2014.  This note is convertible to 1,000,000 common shares at the conversion price of $0.10 per share after April 11, 2013.

Interest expense for the three and six months period ended March 31, 2013 totaled approximately $1,500 and   $3,000 respectively.

Note 13:  Commitments and Contingencies

On August 1, 2012, the Company entered a service agreement with an attorney in providing legal and consulting services as general legal counsel to the Company.  The term of the agreement is for one year and expires on August 31, 2013.  The Company has incurred legal expenses of $4,000 and $10,000 for the three and six months period ended March 31, 2013.

On October 12, 2012, the Company entered into a licensing agreement with a third party, based in Southern California for the purpose of allowing the third party to operate walk in pain therapy clinics, using the current MB Bioenergy Light Therapy System.  This agreement was terminated on April 23, 2013.

Note 14:  Lease Agreement

The Company entered a lease agreement with Irvine Company to lease an office unit located in Irvine, California, effective November 5, 2012.  The lease term is one year with monthly lease payment of $2,904.  The lease is subject to renew upon expiration.  According to the lease term, the Company made a security deposit totaled $9,002.  The Company also leases a conference room nearby in the same city on a month to month basis for $300 per month, which was terminated on May 31, 2013.

Note 15:  Subsequent Events

On April 3, 2013, the Company issued 300,000 common shares at a price of $0.10 per share for a total of $30,000 through a Private Placement Offering.

On Aril 3, 2013, the Company signed a Memorandum of Understanding with Xin Yao Investment Group, LTD, based in Richmond, Canada for the purpose of commercializing the Company’s intellectual property in China.

On April 11, 2013, the Company’s Board of Directors by unanimous consent and by written consent of the shareholders to effect a reverse stock split of the Corporation’s common stock at the rate of one (1) share of new Common Stock for each ten (10)

shares of Common Stock held on April 11, 2013.  This reverse split is not reflected in the financial statements and footnotes as the split was after March 31, 2013.

On April 23, 2013, the Company terminated a licensing agreement with a third party based in Southern California, for the failure to pay the initial license fee payment for the purpose of allowing the operation of walk in pain therapy clinics, using the current MB BioEnergy Light Therapy System.

On May 14, 2013, the Company issued 5,000 common shares (after reverse stock split) at a price of $1.00 per share for a total of $5,000 through a Private Placement Offering.

On May 31, 2013, the Company signed an Exclusive and Non-Exclusive Distributor Agreement and replaces the Exclusive Distributor Agreement signed on February 20, 2013, with Bio Beta Technology based in Garden Grove, California.  Bio Beta Technology agrees to purchase 50 units during 2013 and 100 units in 2014 to maintain its exclusivity in Vietnam and Cambodia.

On June 12, 2013, the Company issued 10,000 common shares (after reverse stock split) at a price of $1.00 per share for a total of $10,000 through a Private Placement Offering.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees

$     500

State filing fees

$  1,000

Edgarizing fees

$     500

Transfer agent fees

$  3,000

Accounting fees

$  6,500

Legal fees

$50,000

Printing

$25,000

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company.  The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years.  All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

On September 27, 2011, the Company issued a total of 20,000,000 common shares to two directors and officers for $2,000 in cash.

On March 27, 2012, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of its outstanding stock at a redemption price of $0.00002 per share for an aggregate redemption price of $1,950.

On March 28, 2012 the Company issued 1,000,000 shares of its common stock for an aggregate price of $1,000 in connection with the change of control of the Company.

On April 28, 2012, the Board of Directors of the Company approved a five-for-one stock split of the outstanding shares.  As a result of such split, the total outstanding shares of common stock at such time became 7,500,000.

On July 18, 2012, the Company issued 3,500,000 common shares to David Janisch and 3,500,000 common shares to James Djen as payments for director fees.

On July 23, 2012, an aggregate of 75,000,000 common shares were issued to Macbeam Inc., Bia Mac and Theresa Quach in connection with a purchase of assets entered into by the Company.

On August 1, 2012, the Company offered a Private Placement Offering Memorandum (PPM) of 10,000,000 shares of common stock at $0.10 per share for an aggregate of $1,000,000, and through March 31, 2013, has received $263,500 in stock subscriptions for a sale of 2,635,000 shares of common stock.  Shares of common stock were issued by the Company to shareholders pursuant to executed subscription agreements under a Regulation D offering.  Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below.  The Company has filed a Form D with the Commission with respect to the Regulation D private offering.

On April 11, 2013, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a one (1) for ten (10) basis, such that each ten (10) shares of common stock outstanding held by a stockholder were converted into only one (1) share of common stock outstanding.  All outstanding shares of common stock were so converted in April 2013 when such amendment was filed in the State of Delaware.  The action was duly approved by the board of directors and shareholders of the Company.  As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 92,385,000 shares outstanding to 9,238,500 shares outstanding.

On May 14, 2013, the Company issued 5,000 common shares (after reverse stock split) at a price of $1.00 per share, for a total of $5,000 of consideration, through the PPM described above under Regulation D.

On June 12, 2013, the Company issued 10,000 common shares (after reverse stock split) at a price of $1.00 per share for a total of $10,000 through a Private Placement Offering.

On June 26, 2013, the Company issued 10,000 common shares (after reverse stock split) at a price of $1.00 per share for a total of $10,000 through a Private Placement Offering.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.2

Share Transfer and Distribution Agreement

3.1+

Certificate of Incorporation

3.2+

By-laws

4.1

2012 Stock Incentive Plan

5.1

Opinion of Counsel on legality of securities being registered

23.1

Consent of Accountants

23.2**

Consent of Attorney (as part of Exhibit 5.1)

____________________

** To be filed

+

Previously filed on Form 10-12G on November 8, 2011 (File No.: 000-54541) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 1, 2013.

AMERICAN LASER HEALTHCARE CORPORATION

By:

/s/ David A. Janisch

Title: Chief Executive Officer (Principal Executive Officer)

By:

/s/ Tony K. Chow

Title: Chief Financial Officer (Principal Financial Officer)

By:

/s/ Tony K. Chow

Title: Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature

Capacity

Date

/s/ David A. Janisch

Director

July 1, 2013

/s/ James Djen

Director

July 1, 2013

/s/ Theresa Quach

Director

July 1, 2013

/s/ Bia Mac

Director

July 1, 2013